As filed with the Securities and Exchange Commission on November 2, 2018.

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINERJAPAY CORP.

(Exact name of registrant as specified in its charter)

Delaware	3674	42-1771817
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

JI Multatuli, No. 8A Clyde Road

Medan 20151, Indonesia

+62-819-6016-168

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edwin Witarsa Ng
Chief Executive Officer

JI Multatuli, No. 8A Clyde Road

Medan 20151, Indonesia

+62-819-6016-168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Delaware Intercorp., 113 Barksdale Professional Center, Newark, DE 19711

(Agent for Service)

Copies of communications to:

Lawrence Lonergan, Esq.

280 Madison Avenue, 3rd Floor

New York, New York 10016

(212) 684-2500

and

96 Park Street

Montclair, NJ 07042

(973) 641-4012

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer
Non-Accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Estimated Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (2)

Series C Preferred Stock, $0.0001 par value per share	$300,000	$25.00	$7,500,000	(1)	$909.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER __, 2018

KinerjaPay Corp.

300,000 Shares of 11% Series C Cumulative Redeemable Perpetual Preferred Stock

$25.00 Per Share

Liquidation Preference $25.00 Per Share

We are offering to the public a total of up to 300,000 shares of our 11% Series CCumulative Redeemable Perpetual Preferred Stock (also referred to as “Series C Preferred Stock”) on a best-efforts basis (the “Offering”).

Dividends on the Series C Preferred Stock are cumulative from the date of original issue and will be payable on the fifteenth day of each calendar month commencing _____, 2018 when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefore at a rate equal to 11% per annum per $25.00 of stated liquidation preference per share, or $2.75 per share of Series C Preferred Stock per year. We will place from the proceeds of the Offering an amount equal to 18 months of dividends into a separate bank account to be used solely to pay the cash dividends on the shares of Series C Preferred Stock.

Commencing on ______, 2021, a date 36 months from the date of original issue of the Series C Preferred Stock, we may redeem, at our option, the Series C Preferred Stock, in whole or in part, at a cash redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date, upon not less than 30 nor more than 60 days’ written notice (the “Redemption Notice”)to the holders of the Series C Preferred Stock (the “Holders”). The Series C Preferred Stock has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities.

Holders of the Series C Preferred Stock generally will have no voting rights except for limited voting rights if dividends payable on the outstanding Series C Preferred Stock are in arrears for eighteen or more consecutive or non-consecutive monthly dividend periods.

Our Common Stock is currently subject to quotation on the OTCQB Market, with the trading symbol “KPAY.” There is no established trading market for the Series C Preferred Stock, nor can there be any assurance that a trading market will develop or be sustained for the shares of Series C Preferred Stock subject to the Offering. Subject to the successful completion of the Offering and the issuance of the shares of our Series C Preferred Stock, we intend to apply to the OTC Markets to have our Series C Preferred Stock become subject to quotation on the OTCBQ Market under the trading symbol “KPAYP.”

It is a condition to this offering that our officers and directors purchase not less than $200,000 of Series C Preferred Stock at the public offering price. As of November 2, 2018, the executive officers and directors beneficially own 1,666,667 of the outstanding shares of our common stock and 500,000 of the Series B Preferred Shares, representing approximately 62% of the outstanding voting shares.

We have retained ____________, as our exclusive lead placement agent to use his reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. If we sell all 300,000 shares of Series C Preferred Stock we are offering pursuant to this prospectus, at the Offering price of $25.00 per share, we will receive approximately $7,500,000 in gross proceeds and approximately $6,650,000 in net proceeds, after deducting the placement agent fee and estimated offering expenses payable by us.

If we successfully complete sale of 67% or 33% of the maximum 300,000 shares of Series C Preferred Stock subject to the Offering, our net proceeds would be approximately $4,925,000 or $2,375,000, respectively. Because there is no minimum number of shares of Series C Preferred Stock required to be sold as a condition to closing in this Offering, the actual gross Offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum Offering amounts set forth above. Although the amount of our working capital would be less, we do not believe our inability to raise any minimum amount in this Offering will have a material impact on us.

This Offering may be closed without further notice to you. We have not arranged to place the funds from investors in an escrow, trust or similar account.

See “Use of Proceeds” in this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. We expect the Series C Preferred Stock will be ready for delivery in book-entry form through The Depositary Trust Company on or about_______, 2018.

Investing in our Series C Preferred Stock involves significant risks. You should carefully consider the risk factors beginning on page 8 of this prospectus before purchasing any of the Series C Preferred Stock offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Per Share
Public Offering price	$25.00
Placement agent fees (1)	$2.50
Proceeds, before expenses, to KinerjaPay	$22.50

(1) See “Plan of Distribution” for a description of the compensation payable to the placement agent; including reimbursable expenses.

Placement Agent

The date of this prospectus is _____________, 2018

You should rely only on the information contained or incorporated into this prospectus. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Unless the context otherwise requires, we use the terms “KPAY,” “we,” “us,” “the Company” and “our” to refer to KinerjaPay Corp. and its wholly-owned subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to:

●	our ability to manage our growth, including acquiring and effectively integrating other businesses into our infrastructure;
●	our ability to retain our customers, including effectively migrating and keeping new customers acquired through business acquisitions;
●	our ability to attract and retain key officers and employees, including Edwin W. Ng, our CEO and Chairman, and personnel critical to the transitioning and integration of our newly acquired businesses;
●	our ability to raise capital and obtain financing on acceptable terms;
●	our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;
●	our ability to maintain operations in Indonesia in a manner that continues to enable us to offer competitively-priced products and services;
●	our ability to keep and increase market acceptance of our products and services;
●	our ability to keep pace with a changing industry and its rapidly evolving technology demands and regulatory environment;
●	our ability to protect and enforce intellectual property rights; and
●	our ability to maintain and protect the privacy of customer information.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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THE OFFERING

The following summary contains basic terms about this Offering and the Series C Preferred Stock and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of the Series C Preferred Stock, see “Description of the Series C Preferred Stock.”

Issuer	KinerjaPay Corp.

Series C Preferred Stock to be outstanding after this Offering if the maximum number of shares are sold	300,000 shares of 11% Series C Cumulative Redeemable Perpetual Preferred Stock (or “Series C Preferred Stock”)

Series C Preferred Stock to be outstanding after this offering if 67% of the maximum number of shares are sold	201,000 shares Series C Preferred Stock

Series C Preferred Stock to be outstanding after this Offering if 33% of the maximum number of shares are sold	99,000 shares Series C Preferred Stock

Offering Price	$25.00 per share of Series C Preferred Stock

Dividends

Holders of the Series C Preferred Stock will be entitled to receive cumulative cash dividends at a rate of 11% per annum of the $25.00 per share liquidation preference (equivalent to $2.75 per annum per share). We will place proceeds equal to 18 months of dividends into a separate bank account to be used to pay Series C Preferred Stock dividends.

Dividends will be payable monthly on the 15th day of each month (each, a “dividend payment date”), provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend. Dividends will be payable to holders of record as they appear in our stock records for the Series C Preferred Stock at the close of business on the corresponding record date, which shall be the last day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls (each, a “dividend record date”). As a result, holders of shares of Series C Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No Maturity, Sinking Fund or Mandatory Redemption	The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series C Preferred Stock.

Optional Redemption	The Series C Preferred Stock is not redeemable by us prior to ________, 2021. On and after _________, 2021,36 months from the date of original issue of the Series C Preferred Stock, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ written notice (the “Redemption Notice”), for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Please see the section entitled “Description of the Series C Preferred Stock — Redemption — Optional Redemption.”

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Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the “Exchange Act (other than Mr. Edwin W.Ng, the CEO, chairman of our board of directors and our principal shareholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Ng or any member of his immediate family, any beneficiary of the estate of Mr. Ng, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series C Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section entitled “Description of the Series C Preferred Stock — Liquidation Preference.”

Ranking	The Series C Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Please see the section entitled “Description of the Series C Preferred Stock — Ranking.”

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Limited Voting Rights	Holders of Series C Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Stock for eighteen or more monthly dividend periods (whether or not consecutive), the holders of the Series C Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series C Preferred Stock, subject to certain limitations described in the section entitled “Description of the Series C Preferred Stock — Voting Rights.” In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock is required at any time for us to authorize or issue any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our articles of incorporation so as to materially and adversely affect any rights of the Series C Preferred Stock or to take certain other actions. If any such amendments to our articles of incorporation would be material and adverse to holders of the Series C Preferred Stock and any other series of parity preferred stock upon which similar voting rights have been conferred and are exercisable, a vote of at least two-thirds of the outstanding shares of Series C Preferred Stock and the shares of the other applicable series materially and adversely affected, voting together as a class, would be required. Please see the section entitled “Description of the Series C Preferred Stock — Voting Rights.”

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series C Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series C Preferred Stock, subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series C Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

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Quotation	Our common stock is subject to quotation on the OTCQB Market under the symbol “KPAY.” We intend to have our Series C Preferred Stock become subject to quotation on the OTCQB Market, and we expect that trading in our Series C Preferred Stock will commence immediately after the date of initial issuance of the Series C Preferred Stock with the trading symbol “KPAYP”. Our Placement Agent has advised us that he intends to make a market in our Series C Preferred Stock upon commencement of any trading on the OTCQB Market, but they are not obligated to do so and market making may be discontinued at any time without notice.

Use of Proceeds	We plan to use the net proceeds from this Offering for acquisitions (we have not entered into any agreement or commitment with respect to any acquisitions or investments at this time), to fund organic growth initiatives and general corporate purposes. We will place proceeds equal to 18 months of dividends ($1,237,500 based on an Offering of $7,500,000 or 100% of Series C Preferred, $829,125 based on an Offering of $5,025,000 or 67% of Series C Preferred or $408,376 based on an Offering of $2,475,000 or 33% of Series C Preferred ) into a separate bank account to be used to pay Series C Preferred Stock dividends, however. Please see the section entitled “Use of Proceeds.”

Risk Factors	Please read the section entitled “Risk Factors” beginning on page 8 for a discussion of some of the factors you should carefully consider before deciding to invest in our Series C Preferred Stock.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series C Preferred Stock will be Transfer Online 512 SE Salmon Street, Portland, OR 97214.

Material U.S. Federal Income Tax Considerations	For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series C Preferred Stock, please see the section entitled “Material U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series C Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form	The Series C Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “KinerjaPay” “Company,” “Registrant,” “we,” “us” and “our” refer to KinerjaPay Corp., a Delaware corporation.

Business Plan

The Company was incorporated in Delaware on February 12, 2010 under the name Solarflex Corp. for the purpose of developing, manufacturing and selling a solar photovoltaic element, a device that converts light into electrical flow (also known as a photovoltaic cell) based on certain proprietary technology to improve solar energy conversion and provide energy at a lower cost. We did not generate any revenues from the sale of any solar photovoltaic element, nor did we successfully manufacturer or construct a working prototype, either on our own or through third-party manufacturers. We determined during the 4th quarter of 2015 to evaluate potential business opportunities.

On December 1, 2015, the Company entered into a license agreement (the “License Agreement”) with PT Kinerja Indonesia, an entity organized under the laws of Indonesia and controlled by Mr. Ng (“PT Kinerja”), for an exclusive, world-wide license to use and commercially exploit certain technology and intellectual property (the “KinerjaPay IP”) and its website, KinerjaPay.com. Pursuant to the License Agreement, the Company was granted the exclusive, world-wide rights to the KinerjaPay IP, an e-commerce portal. On September 4, 2018, the Company completed to acquisition of PT. Kinerja Indonesia as a result of which the Company will be able to consolidate all revenues. At the same time, the Company’s service agreement with PT. Kinerja Indonesia will end and the 1,333,333 restricted common shares of the Company held by PT. Kinerja Indonesia will be canceled.

Our principal products and services are (i) our electronic payment service (the “EPS”); and (ii) our virtual marketplace (the “Marketplace”) both of which are available on our portal under the domain name KinerjaPay.com (the “Portal”). Our Android-based mobile app not only serves as an extension of desktop or laptop access to our website but has additional in-app services that cater to mobile users, such as social engagement and digital entertainment (the “Mobile App”). We believe that in combining our EPS function (“PAY”) with the ability to buy and sell products via our virtual marketplace (“Buy”) enhanced by a gamification component (“Play”) our customers and merchants increase their loyalty to our services.

Indonesia, the world’s fourth most-populous country, having a population estimated to be 255 million people, is becoming an economic power in the Southeast Asia region. Over 50% of its population is below the age of 30 and we believe that the young Indonesian population is highly adaptive to new technology. The rise of Smartphones and tablets that sell for less than US$100 is rapidly broadening internet access and pushing the Indonesian e-commerce market toward a critical point in terms of scale and profitability, in spite of significant challenges due to poor infrastructure and payment systems. The number of internet users is excepted to increase up to 125 million by 2018 and Smartphone ownership is to rise from 20 per cent to 52 per cent in the same period, the highest percentage compared to other Southeast Asian countries, according to Redwing, an advisory group.

Notwithstanding our belief that our Portal represents a significant advance as compared to other Indonesian portals, there are a number of potential difficulties that we might face, including the following:

● Competitors may develop alternatives that render our Portal services redundant or unnecessary;
● We may not obtain and maintain sufficient protection of our intellectual property;
● Our proprietary technology may be shown to have characteristics that may render it insufficient for our business;
● Our Portal may not become widely accepted by consumers and merchants; and
● Strict, new government regulations and inappropriate e-commerce policies, especially in an emerging economy such as Indonesia, may hinder the growth of the e-commerce market; and
● We may not be able to raise sufficient additional funds to fully implement our business plan and grow our business.

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During the six months ended June 30, 2018 and the year ended 2017, we raised $2,491,000 from the private sale of equity and debt securities and we may be expected to require up to an additional $5.5 million in capital during the next 12 months to fully implement our business plan and fund our operations.

Summary of Risk Factors

This offering involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

● Our Auditor has expressed substantial doubt as to our ability to continue as a going concern.
● Our limited operating history does not afford investors a sufficient history on which to base an investment decision.
● Our revenues will be dependent upon acceptance of our Portal by consumers and merchants. The failure of such acceptance will cause us to curtail or cease operations.
● We face substantial and increasing competition in the Indonesian e-commerce market.
● We cannot be certain that we will obtain patents for our proprietary technology or that such patents will protect us.
● The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.
● Our stock is thinly traded, sale of your holding may take a considerable amount of time.

Before you invest in our common stock, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

The Company’s principal executive office and mailing address is at Jl. Multatuli, No.8A, Medan, 20151; Indonesia, Phone: +62-819-6016-168.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

● A requirement to have only two years of audited financial statements and only two years of related MD&A;

● Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

● Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

● No non-binding advisory votes on executive compensation or golden parachute arrangements.

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We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus. The risks and uncertainties described in this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of the Series C Preferred Stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Related to this Offering and Ownership of Shares of Our Series C Preferred Stock

The Series C Preferred Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series C Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series C Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series C Preferred Stock. Also, the Series C Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series C Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series C Preferred Stock then outstanding. We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series C Preferred Stock. At June 30, 2018, our total liabilities equaled approximately $960,000.

Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series C Preferred Stock. There can be no assurance that we will always remain in compliance with certain of our existing or future debt instruments, and if we default, we may be contractually prohibited from paying dividends on the Series C Preferred Stock. Also, future offerings of debt or senior equity securities may adversely affect the market price of the Series C Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series C Preferred Stock and may result in dilution to owners of the Series C Preferred Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series C Preferred Stock will bear the risk of our future offerings, which may reduce the market price of the Series C Preferred Stock and will dilute the value of their holdings in us.

There is no existing market for our Series C Preferred Stock and a trading market that will provide you with adequate liquidity may not develop for our Series C Preferred Stock.

The Series C Preferred Stock is a new issue of securities and currently no market exists for the Series C Preferred Stock. We intend to have our Series C Preferred Stock become subject to quotation on the OTCBQ. However, a trading market for the Series C Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The liquidity of any market for the Series C Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series C Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series C Preferred Stock. We cannot predict the extent to which investor interest in our company will lead to the development of a trading market in our Series C Preferred Stock, or how liquid that market might be. If an active market does not develop, you may have difficulty selling your shares of our Series C Preferred Stock. The price of our Series C Preferred Stock was determined by the negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following the completion of this offering.

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We may issue additional shares of Series C Preferred Stock and additional series of preferred stock that rank on parity with the Series C Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of Series C Preferred Stock and additional series of preferred stock that would rank equally to or above the Series C Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our articles of incorporation and the articles of amendment relating to the Series C Preferred Stock without any vote of the holders of the Series C Preferred Stock. The issuance of additional shares of Series C Preferred Stock and additional series of preferred stock could have the effect of reducing the amounts available to the Series C Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series C Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series C Preferred Stock outstanding and other classes or series of stock with equal priority with respect to dividends.

Also, although holders of Series C Preferred Stock are entitled to limited voting rights, as described in “Description of the Series C Preferred Stock — Voting Rights,” with respect to the circumstances under which the holders of Series C Preferred Stock are entitled to vote, the Series C Preferred Stock will vote separately as a class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series C Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of senior or pari passu preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series C Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Market interest rates may materially and adversely affect the value of the Series C Preferred Stock.

One of the factors that will influence the price of the Series C Preferred Stock will be the dividend yield on the Series C Preferred Stock (as a percentage of the market price of the Series C Preferred Stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series C Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series C Preferred Stock to materially decrease.

We may not be able to pay dividends on the Series C Preferred Stock.

Our ability to pay cash dividends on the Series C Preferred Stock will require us to have either net profits or positive net assets (total assets less total liabilities) over our capital, and to be able to pay our debts as they become due in the usual course of business. The foregoing limitation will apply even if there are remaining proceeds from this offering that have been set aside to pay Series C Preferred Stock dividends.

Further, notwithstanding these factors, we may not have sufficient cash to pay dividends on the Series C Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus or documents incorporated by reference in this prospectus, were to occur. Also, payment of our dividends depends upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, if any, and preferred stock, including the Series C Preferred Stock to pay our indebtedness or to fund our other liquidity needs.

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Holders of the Series C Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income”.

Distributions paid to corporate U.S. holders of the Series C Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series C Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series C Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series C Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series C Preferred Stock might decline.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our Series C Preferred Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flow may fluctuate significantly from period to period, which may impact our board of directors’ willingness or legal ability to declare a monthly dividend. If our operating results fall below the expectations of investors or securities analysts, the price of our Series C Preferred Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

● competition;

● need for acceptance of our Portal;

● ability to develop a brand identity;

● ability to anticipate and adapt to a competitive market;

● ability to effectively manage rapidly expanding operations;

● amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

● dependence upon key personnel to market our product and the loss of one of our key managers may adversely affect the marketing of our product.

We may redeem the Series C Preferred Stock.

On or after ______, 2021, 36 months from the date of original issue of our Series C Preferred Stock, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30nor more than 60 days prior written notice to the Holders (the “Redemption Notice”). Also, upon the occurrence of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, also with 30 days written Redemption Notice to Holders. We may have an incentive to redeem the Series C Preferred Stock voluntarily, if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend on the Series C Preferred Stock. If we redeem the Series C Preferred Stock, then from and after the redemption date, your dividends will cease to accrue on your shares of Series C Preferred Stock, your shares of Series C Preferred Stock shall no longer be deemed outstanding and all your rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

The market price of the Series C Preferred Stock could be substantially affected by various factors.

The market price of the Series C Preferred Stock depends on many factors, which may change from time to time, including:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series C Preferred Stock;
●	trading prices of similar securities;

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●	our history of timely dividend payments;
●	the annual yield from dividends on the Series C Preferred Stock as compared to yields on other financial instruments;
●	general economic and financial market conditions;
●	government action or regulation;
●	the financial condition, performance and prospects of us and our competitors;
●	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;
●	our issuance of additional preferred equity or debt securities; and
●	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series C Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series C Preferred Stock, including decreases unrelated to our operating performance or prospects.

As a holder of Series C Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series C Preferred Stock will be limited. Our shares of common stock are the only class of our securities that carry full voting rights, and Mr. Edwin W. Ng., our Chief Executive Officer, beneficially owns ___% of our outstanding shares of common stock. As a result, Mr. Ng exercises a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management, and will make the approval of certain transactions difficult or impossible without his support, which in turn could reduce the price of our Series C Preferred Stock.

Voting rights for holders of Series C Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other series of our preferred stock having similar voting rights, two additional directors to our board of directors, subject to limitations described in the section entitled “Description of the Series C Preferred Stock — Voting Rights,” in the event that eighteen monthly dividends (whether or not consecutive) payable on the Series C Preferred Stock are in arrears, and with respect to voting on amendments to our articles of incorporation or articles of amendment relating to the Series C Preferred Stock that materially and adversely affect the rights of the holders of Series C Preferred Stock or authorize, increase or create additional classes or series of our capital stock that are senior to the Series C Preferred Stock. Other than the limited circumstances described in this prospectus and except to the extent required by law, holders of Series C Preferred Stock do not have any voting rights. Please see the section entitled “Description of the Series C Preferred Stock — Voting Rights.”

If our common stock is delisted, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.

The Series C Preferred Stock does not contain provisions that are intended to protect you if our common stock ceased to be subject to quotation on the OTCBQ Market. Since the Series C Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series C Preferred Stock and receive stated dividends on the Series C Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. Also, if our common stock ceased to be subject to quotation on the OTCBQ Market, it is likely that the Series C Preferred Stock will also ceased to be subject to quotation on the OTCBQ Market. Accordingly, if our common stock ceased to be subject to quotation on the OTCBQ Market, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.

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We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We intend to use a portion of the net proceeds of this offering to fund acquisitions and initiatives to drive additional growth. We will use the balance for working capital and general corporate purposes, which may include, developing new products and services, and funding capital expenditures and investments. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

The Series C Preferred Stock is not convertible, and investors will not realize a corresponding upside if the price of the common stock increases.

The Series C Preferred Stock is not convertible into the common stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the market price of our Series C Preferred Stock. The market value of the Series C Preferred Stock may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Series C Preferred Stock.

Delaware law contains provisions that could discourage, delay or prevent a change in control of our Company, prevent attempts to replace or remove current management and reduce the market price of our stock.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our board of directors to issue up to ten million shares of “blank check” preferred stock without further stockholder approval. The board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the DGCL. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change in control of us. An “interested stockholder” is, generally, a stockholder who owns 15% or more of our outstanding voting stock or an affiliate of ours who has owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in the DGCL.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be adversely effected and the price of our Preferred Stock could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

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If we fail to maintain effective internal controls over financial reporting, the price of our Preferred Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Series C Preferred Stock less attractive to investors.

We are and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our IPO (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, will therefore be subject to the same new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We cannot predict if investors will find our Series C Preferred Stock less attractive because we rely on some of the exemptions available to us under the JOBS Act. If some investors find our Series C Preferred Stock less attractive as a result, there may be a less active trading market for our Series C Preferred Stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

Risks Associated With Our Business

Our Independent Registered Public Accounting Firm expressed substantial doubt as to our ability to continue as a going concern in 2017.

The audited financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that in order to continue as a going concern, including the costs of being a public company, we will need approximately $75,000 per year simply to cover the administrative, legal and accounting fees. We plan to fund these expenses primarily through cash flow, the sale of restricted shares of our Common Stock, and the issuance of convertible notes.

During the six-month period ended June 30, 2018 and the year ended December 31, 2017, we raised $2,491,000 from the private sale of equity securities. We expect to raise an additional $7.5 million during 2019. There can be no assurance that we will continue to be successful in raising equity capital and have adequate capital resources to fund our operations or that any additional funds will be available to us on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

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Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

Through our website, KinerjaPay.com, an e-commerce Portal, we provide users with convenient EPS for bill transfer and our Marketplace. The Portal was first launched by PT Kinerja Indonesia in February 2015 and only has a limited operating history. See the disclosure under “Description of Business” and in the additional disclosure under “Risk Factors” below. As a result of its limited operating history, the Portal may not generate revenues for us or become profitable in the near future, if at all. If we are unable to reach profitability, our stock price would decline and our ability to continue to raise capital, either equity or debt, may be adversely effected. The long-term revenue and income prospects of our business and the market for electronic online payments have not been proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets.

We plan to make significant investments using our recently raised equity capital in our wholly-owned Indonesian subsidiary, PT Kinerja Indonesia, through which entity we conduct all of our business activities related to out Portal. Notwithstanding our ability to having raised equity capital to date and our expectation to be able to raise up to an additional $7.5 million during the next twelve months, we may not be able to achieve profitability in the foreseeable future, if at all. Our ability to achieve profitability will depend on, among other things, market acceptance of our Portal and our ability to generate revenues and compete effectively with other e-commerce businesses operating in Indonesia and potentially in the wider Southeast Asian market. We cannot assure you that the relatively new market for our EPS and our Marketplace will remain viable in Indonesia. We expect to make substantial investments during the next 12 months to:

● Drive consumer and merchant awareness to our EPS and Marketplace;

● Persuade consumers and merchants to sign up for and use our EPS product and use our Marketplace;

● Improve our system infrastructure to handle seamless processing of transactions;

● Continue to develop our Portal; and

● Broaden our customer base.

We may fail to implement successfully these objectives. This would adversely impact our ability to generate revenues. There can be no assurance at this time that we will be able to generate significant revenues and operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

● competition;

● need for acceptance of our Portal;

● ability to develop a brand identity;

● ability to anticipate and adapt to a competitive market;

● ability to effectively manage rapidly expanding operations;

● amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

● dependence upon key personnel to market our product and the loss of one of our key managers may adversely affect the marketing of our product.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely effected.

Our revenues will be dependent upon acceptance of our Portal by the Indonesian Consumers. The failure of such acceptance will cause us to curtail or cease operations.

Uncertainty exists as to whether our Portal will be accepted by the Indonesian consumer. A number of factors may limit the market acceptance of our Portal, including the availability of alternative electronic payment portals and the fees for our services relative to alternative electronic payment services and other virtual marketplaces. There is a risk that potential customers and merchants will be encouraged to continue to use other portals and/or electronic payment services instead.

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Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the three months ended June 30, 2018 and 2017, or the twelve months ended December 31, 2017.

We recognize our revenue at net since we are an agent and not a principal to the various transactions with other financial institutions and or technology companies through our leased portal. We have five different revenue streams. Gross revenue from the various steams were as follows: Mobile phone prepaid $1,202,789, Kinerja Store $10,754, Instant Pay Fees Collection $27,949, Business2Business sales $1,096,050, and Unipin $579. Gross cost of goods sold did not exceed gross revenues for the period ended June 30, 2018.

We expect to continue to incur operating losses until such time as our revenues reach a mature level and we are able to generate sufficient cash flow to meet our operating expenses. There can be no assurance that the market will adopt our Portal. In the event that we are not able to successfully market and significantly increase the number of Portal users, or if we are unable to charge the necessary fees, our financial condition and results of operations will be materially and adversely affected.

Software failures, breakdowns in the operations of the servers and communications systems upon which we must rely or glitches or malfunctions in our Portal technology could hurt our reputation, revenues and profitability.

Our success depends on the efficient and uninterrupted operation of the servers and communications systems owned and operated by PT Kinerja Indonesia, a wholly-owned subsidiary. A failure of these systems and services could impede our business by delays in processing of data, delivery of databases and services, client data and day-to-day management of our business. While all of our operations will have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we undertake and PT Kinerja Indonesia already has in place, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events at their computer facilities could result in interruptions in the flow of data to our customers. In addition, any failure by the computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client/customer data operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our services to our customers.

To the extent that glitches or errors cause our Portal to malfunction and our customers’ use of our Portal is interrupted, our reputation could suffer and our potential revenues could decline or be delayed until such glitches or errors are remedied, which will not be within our control. We may also be subject to liability for the glitches and malfunctions. There can be no assurance that, despite the expertise of PT Kinerja Indonesia, glitches and/or errors in our service or new releases or upgrades will not occur, resulting in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, potential litigation, or increased service costs, any of which would have a material adverse effect upon our business, operating results and financial condition.

Long-term disruptions in the Portal infrastructure provided by PT Kinerja Indonesia caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving locations in Indonesia for which we will have no control, could adversely affect our e-commerce business. Although, we plan to carry property and business interruption insurance for our business operations, our coverage might not be adequate to compensate us for all losses that may occur.

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We face risks related to the storage of customers’ confidential and proprietary information.

Our Portal is designed to maintain the confidentiality and security of our customers’ confidential and proprietary data that are stored on their server systems, which may include sensitive personal data. However, any accidental or willful security breaches or other unauthorized access to these data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity which may be expected to adversely affect our business and operations. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to.

We might incur substantial expense to further develop and commercially exploit our Portal which may never become sufficiently successful.

Our growth strategy requires the successful expansions of our e-commerce business. Although management will take every precaution to ensure that our Portal will, with a high degree of likelihood, achieve market acceptance and therefore commercial success, there can be no assurance that this will be the case. The causes for commercial failure can be numerous, including:

● market demand for our EPS and Marketplace proves to be smaller than we expect;

● competitive e-commerce providers, either presently operating in the Indonesian market or who are to join our market may have superior features, more competitive prices and/or fees, better performance and, as a result, greater market acceptance;

● further Portal development turns out to be more costly than anticipated or takes longer;

● our Portal requires significant adjustment to changing market conditions, rendering the Portal uneconomic or extending considerably the likely investment return period;

● additional regulatory requirements are imposed which increase the overall costs of running our Portal;

● Customers may be unwilling to adopt and/or use our Portal.

Card association rules may change or certain practices could negatively affect our business and, if we do not comply with these rules, could result in our inability to accept credit cards. If we are unable to accept credit cards, our competitive position would be critically damaged.

We are not a bank and as a result we are barred from belonging to and directly access the credit card associations or the bank payment network. We must therefore rely on banks and their service providers to process our transactions. We must comply with the operating rules of the credit card associations and bank payment networks as they apply to merchants. The associations’ member banks set these rules, and the associations interpret the rules. Some of those member banks compete with us. Credit card associations could adopt new operating rules or interpretations of existing rules which we may find difficult or even impossible to comply with, in which case we could lose our ability to give customers the option of using credit cards to support their payments. If we were unable to accept credit cards our competitive position would be critically damaged.

We face considerable risks of loss due to fraud and/or disputes between senders and recipients. If we are unable to deal effectively with losses from fraudulent transactions, our losses from fraud would increase, and our business would be materially adversely effected.

We face significant risks of loss due to fraud and disputes between senders and recipients, including:

● unauthorized use of credit cards and bank account information and identity theft;

● merchant fraud and other disputes;

● system security breaches;

● fraud by employees; and

● use of our system for illegal purposes.

When a sender pays a merchant for goods or services through our Portal using a credit card and the cardholder is defrauded or otherwise disputes the charge, the full amount of the disputed transaction gets charged back to us and our credit card processor levies additional fees against us, unless we can successfully challenge the chargeback. Chargebacks may arise from the unauthorized use of a cardholder’s card number or from a cardholder’s claim that a merchant failed to perform. If our chargeback rate becomes excessive, credit card associations also can require us to pay fines and could terminate our ability to accept their cards for payments. We cannot assure you that chargebacks will not arise in the future.

16

We have taken measures to detect and reduce the risk of fraud, but we cannot assure you of these measures’ effectiveness. If these measures do not succeed, our business will be adversely effected.

We may incur chargebacks and other losses from merchant fraud, payment disputes and insufficient funds, and our liability from these items could have a material adverse effect on our business and result in our losing the right to accept credit cards for payment as a result of which our ability to compete could be impaired, and our business would suffer.

We may incur losses from merchant fraud, including claims from customers that merchants have not performed, that their goods or services do not match the merchant’s description or that the customer did not authorize the purchase. Our liability for such items could have a material adverse effect on our business, and if they become excessive, could result in our losing the right to accept credit cards for payment.

Unauthorized use of credit cards and bank accounts could expose us to substantial losses. If we are unable to detect and prevent unauthorized use of cards and bank accounts, our business would suffer.

The highly automated nature of our Portal makes us an attractive target for fraud. In configuring our Portal technology, we face an inherent trade-off between customer convenience and security. We believe that several of our current and former competitors in the electronic payments business have gone out of business or significantly restricted their businesses largely due to losses from this type of fraud. We expect that technically knowledgeable criminals will continue to attempt to circumvent our anti-fraud systems. There can be no assurance that we will not incur chargebacks in the future.

Security and privacy breaches in our Portal may expose us to additional liability and result in the loss of customers, either of which events could harm our business and cause our stock price to decline.

Our inability to protect the security and privacy of our electronic transactions could have a material adverse effect on our profitability. A security or privacy breach could:

● expose us to additional liability;

● increase our expenses relating to resolution of these breaches; and

● discourage customers from using our product.

The type and scale of electronic payments that we handle for our customers makes us vulnerable to employee fraud or other internal security breaches and, as a result, our business would suffer. We cannot assure you that our internal security systems will prevent material losses from employee fraud and that our system applications designed for data security will effectively counter evolving security risks or address the security and privacy concerns of existing and potential customers. Any failures in our security and privacy measures could have a material adverse effect on our business, financial condition and results of operations.

Our Portal might be used for illegal or improper purposes, which could expose us to additional liability and harm our business.

Despite measures we have taken to detect and prevent identify theft, unauthorized uses of credit cards and similar misconduct, our electronic online payment portal remains susceptible to potentially illegal or improper uses. These may include illegal online gaming, fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, software and other intellectual property piracy, money laundering, bank fraud, child pornography trafficking, prohibited sales of alcoholic beverages and tobacco products and online securities fraud. Despite measures we have taken to detect and lessen the risk of this kind of conduct, we cannot assure you that these measures will succeed. Our business could suffer if customers use our system for illegal or improper purposes.

17

In addition, we classify merchants who historically have experienced significant chargeback rates as higher risk. The legal status of many of these higher risk accounts is uncertain, and if these merchants are prohibited or restricted from operating in the future, our revenue from fees generated from these accounts would decline. Proposed legislation has been introduced in Indonesia that operation of an Internet gaming business, sales of alcoholic beverages and other activities violates Indonesian law, and to prohibit payment processors such as us from processing payments for those activities. If merchants accept these illegal activities, we could be subject to civil and criminal lawsuits, administrative action and prosecution for, among other things, money laundering or for aiding and abetting violations of law. We would lose the revenues associated with these accounts and could be subject to material penalties and fines, both of which would seriously harm our business.

We face substantial and increasing competition in the Indonesian e-commerce market.

The market in which we operate is intensely competitive. We currently and potentially compete with a wide variety of electronic payment providers and online and offline companies marketplaces providing goods and services to consumers and merchants. The Internet and mobile networks provide new, rapidly evolving and intensely competitive channels for electronic payment services and marketplaces to sell all types of goods and services. We compete in two-sided markets, and must attract both buyers and sellers to use our Marketplace. Consumers who purchase or sell goods through our Marketplace have more and more alternatives, and merchants have more channels to reach consumers. We expect competition to continue to intensify. Online and offline businesses increasingly are competing with each other and our competitors include a number of online and offline retailers with significant resources, large user communities and well-established brands. Moreover, the barriers to entry into these channels can be low, and businesses easily can launch online sites or mobile platforms and applications at nominal cost by using commercially available software or partnering with any of a number of successful e-commerce companies. As we respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that may be controversial with and lead to dissatisfaction among users, which could reduce activity on our Portal and harm our profitability.

Some of our competitors are well known, more established and better capitalized than us and we may be unable to establish market share. As such, they may have at their disposal greater marketing strength and economies of scale and, as they may have additional products and/or services at more competitive price. They may also have more resources to expend to create more innovative payment processing products in competition with ours. Accordingly, we may not be successful in competing effectively for market share.

The market we operate in emerging, intensely competitive and characterized by rapid technological change. We compete with existing electronic payment services and virtual marketplaces, including, among others:

● Tokopedia

● Bukalapak

● Lazada

● Zalora

● OLX

● Blibli

● Payment processors such as Doku and Veritrans

Our competitors may respond to new technologies and changes in customer requirements faster and more effectively than we can. These competitors have offered, and may continue to offer, their services for free in order to gain market share and we may be forced to lower our prices in response.

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Our status under certain Indonesian and international financial services regulation is unclear. Violation of or compliance with present or future regulation could be costly, expose us to substantial liability, force us to change our business practices or force us to cease offering our current product.

We operate in an industry subject to government regulation. We currently are subject to Indonesian regulations in our role as money transfer agent and are therefore subject to Indonesian electronic fund transfer and money laundering regulations. In the future, we might be subjected to:

● banking regulations;

● additional money transmitter regulations and money laundering regulations;

● international banking or financial services regulations or laws governing other regulated industries; or

● U.S. and international regulation of Internet transactions.

If we are found to be in violation of any current or future regulations, we could be:

● exposed to financial liability, including substantial fines which could be imposed on a per transaction basis and disgorgement of our profits;

● forced to change our business practices; or

● forced to cease doing business altogether or with the residents of one or more states or countries.

However, we cannot assure you that the steps we have taken to address any regulatory concerns will be effective. If we are found to be engaged in an unauthorized banking business, we might be subject to monetary penalties and might be required to cease doing business. Even if the steps we have taken to resolve any concerns are deemed sufficient by the regulatory authorities, we could be subject to fines and penalties for our prior activities. The need to comply with laws prohibiting unauthorized banking activities could also limit our ability to enhance our services in the future.

Our financial success will remain highly sensitive to changes in the rate at which our customers fund payments using credit cards rather than bank account transfers. Our profitability could be harmed if the rate at which customers fund using credit cards goes up.

We pay significant transaction fees when senders fund payment transactions using credit cards, nominal fees when customers fund payment transactions by electronic transfer of funds from bank accounts and no fees when customers fund payment transactions from an existing account balance with us. Senders may resist funding payments by electronic transfer from bank accounts because of the greater protection offered by credit cards, including the ability to dispute and reverse merchant charges, because of frequent flier miles or other incentives offered by credit cards or because of generalized fears regarding privacy or loss of control in surrendering bank account information to a third party.

We rely on financial institutions to process our payment transactions. Should any of these institutions decide to stop processing our payment transactions, our business could suffer.

Not being a bank, we cannot belong to and directly access the credit card associations or the bank payment network. As a result, we must rely on banks or their independent service operators to process our transactions. Bank Central Asia (“BCA”) currently processes our bank transactions and our credit card transactions. BCA also provides payment processing services to some of our competitor and offers credit card processing services directly to online merchants. If we could not obtain processing services on acceptable terms, and if we could not switch to another processor quickly and smoothly, our business could suffer materially.

Increases in credit card processing fees could increase our costs, affect our profitability, or otherwise limit our operations.

From time to time, credit card associations increase the interchange fees that they charge for each transaction using their cards. Our credit card processors have the right to pass any increases in interchange fees on to us. Any such increased fees could increase our operating costs and reduce our profit margins. Furthermore, our credit card processors require us to pledge cash as collateral with respect to our acceptance of certain credit cards and the amount of cash that we are required to pledge could be increased at any time.

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Customer complaints or negative publicity about our product and customer service could affect use of our product adversely and, as a result, our business could suffer.

Customer complaints or negative publicity about our Portal could diminish consumer confidence in our EPS and Marketplace. Breaches of our customers’ privacy and our security measures could have the same effect. Measures we sometimes take to combat risks of fraud and breaches of privacy and security, such as freezing customer funds, can damage relations with our customers. These measures heighten the need for prompt and accurate customer service to resolve irregularities and disputes. We may receive negative media coverage, as well as public criticism regarding customer disputes. Effective customer service requires significant personnel expense, and if not managed properly, could impact our profitability significantly. The number of customer service and sales representatives is expected to increase throughout 2019. Any inability to manage or train our customer service representatives properly could compromise our ability to handle customer complaints effectively. If we do not handle customer complaints effectively, our reputation may suffer and we may lose our customers’ confidence.

We have limited experience in managing and accounting accurately for large amounts of customer funds. Our failure to manage these funds properly would harm our business.

Our ability to manage customer funds requires a high level of internal controls. We have neither an established operating history nor proven management experience in maintaining, over a long term, these internal controls. As our business continues to grow, we must strengthen our internal controls accordingly. Our success requires customer’s confidence in our ability to handle large and growing transaction volumes and amounts of customer funds. Any failure to maintain controls or to manage customer funds could diminish customer use of our Portal severely.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

In recent years, there have been several changes in laws, rules, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and various other new regulations promulgated by the SEC and rules promulgated by the national securities exchanges. The Dodd-Frank Act, enacted in July 2010, expands federal regulation of corporate governance matters and imposes requirements on publicly-held companies, including us, to, among other things, provide stockholders with a periodic advisory vote on executive compensation and also adds compensation committee reforms and enhanced pay-for-performance disclosures. While some provisions of the Dodd-Frank Act were effective upon enactment, others will be implemented upon the SEC’s adoption of related rules and regulations. The scope and timing of the adoption of such rules and regulations is uncertain and accordingly, the cost of compliance with the Dodd-Frank Act is also uncertain.

In addition, Sarbanes-Oxley specifically requires, among other things, that we maintain effective internal control over financial reporting and disclosure of controls and procedures.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

20

Online payment processing liability is inherent in the industry and insurance is expensive and difficult to obtain, we may be exposed to large lawsuits.

Our business exposes us to potential liability risks, which are inherent in the e-commerce business. While we will take precautions we deem to be appropriate to avoid potential liability suits against us, there can be no assurance that we will be able to avoid significant liability exposure. Liability insurance for electronic payment processing industry is generally expensive. We plan to obtain liability professional indemnity insurance coverage for our Portal services. There can be no assurance that we will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue our Portal.

We may need to raise additional capital to fund continuing operations and an inability to raise the necessary capital or to do so on acceptable terms could threaten the success of our business.

We currently anticipate that our available capital resources will not be sufficient to meet our expected working capital and capital expenditure requirements for the year ended December 31, 2018. We anticipate that we may require an additional funding during the remainder of 2018.

However, such resources may not be sufficient to fund the long-term growth of our business.

Any additional equity financing may be dilutive to our stockholders, new equity securities may have rights, preferences or privileges senior to those of existing holders of our Shares. Debt or equity financing may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to our product or marketing territories. If we are unable to obtain financing necessary to support our operations, we may be required to defer, reduce or eliminate certain planned expenditures or significantly curtail our operations.

We may need to increase the size of our organization, and may experience difficulties in managing growth.

At present, we are a small reporting company. We expect to experience a period of expansion in headcount, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate new managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

The loss of key personnel could adversely affect our business. We may not be able to hire and retain qualified personnel to support our growth.

Our success depends to a significant extent upon Mr. Edwin Ng, our CEO and controlling shareholder, and other key personnel. The loss of the services of such personnel and the inability to hire and retain of such personnel could adversely affect our business and our ability to implement our growth plan. We cannot assure you that the services of the members of our management team will continue to be available to us, or that we will be able to find suitable replacements. We do not have key man insurance on any members of our management team. If any member of our management team were to die and we are unable to replace them for a prolonged period of time, we may be unable to carry out our long-term business plan and our future prospect for growth, and our business, may be harmed. Our success is dependent upon our ability to attract, train, manage and retain qualified personnel. There is substantial competition for qualified personnel, and an inability to recruit or retain qualified personnel may impact our ability to implement our strategy to grow our business.

We plan to grant stock options or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance and aligning the interests of employees with those of our stockholders. There are currently no options and/or equity awards outstanding. If we are unable to adopt, implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees, including qualified technical personnel, and attract additional qualified candidates, our business and results of operations could be adversely effected.

21

We may not be able to successfully expand our business through acquisitions.

We review corporate and product acquisitions as a part of our growth strategy. If we decided to undertake an acquisition, we may not be able to successfully integrate it in order to realize the full benefit of such acquisition. Factors which may affect our ability to grow successfully through acquisitions include:

● inability to identify suitable targets given the relatively narrow scope of our business;

● inability to obtain acquisition or additional working capital financing due to our financial condition;

● difficulties and expenses in connection with integrating the acquired companies and achieving the expected benefits;

● diversion of management’s attention from current operations;

● the possibility that we may be adversely affected by risk factors facing the acquired companies;

● acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our common shares to the shareholders of the acquired company, dilutive to our existing shareholders;
● potential losses resulting from undiscovered liabilities of acquired companies not covered by the indemnification we may obtain from the seller; and

● loss of key employees of the acquired companies.

We have limited experience competing in international markets, where we hope to compete, beyond Indonesia. Our international expansion plans will expose us to greater political, intellectual property, regulatory, exchange rate fluctuation and other risks, which could harm our business.

We intend to expand use of our EPS and Marketplace in selected international markets, initially in the Southeast Asian region. If we are unable to execute our expansion into international markets, our business could suffer. Accordingly, we anticipate devoting significant resources and management attention to expanding international opportunities. Expanding internationally subjects us to a number of risks, including:

● greater difficulty in managing foreign operations;

● expenses associated with localizing our products, including offering customers the ability to transact business in major currencies in addition to the Indonesian Rupiah;

● laws and business practices that favor local competitors;

● multiple and changing laws, tax regimes and government regulations;

● foreign currency restrictions and exchange rate fluctuations;

● changes in a specific country’s or region’s political or economic conditions; and

● differing intellectual property laws.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our Series C Preferred Stock in this offering will be $6,650,000, based on the public offering price of $25.00 per share, after deducting placement agent fees and estimated offering expenses. If we sold 67% or 33% of the maximum amount offered, our net proceeds would be approximately $4,925,000 or $2,375,000, respectively.

We intend to use the net proceeds of this offering to grow our business. We will use $2,000,000 for financing the acquisition of PT. Mitra Distribusi Utama. We will use the remaining net proceeds for working capital and general corporate purposes to support our growth. We will also use the proceeds to pay the legal, accounting and other fees associated with this offering of approximately $100,000. Although we may have to adjust the amounts we will be able to pay for these items and our working capital would be less if we sold less than the maximum amount offered, we do not believe our inability to raise any minimum amount in this offering will have a material impact on us.

We will place proceeds equal to 18 months of dividends ($1,237,500 based on an offering of $7,500,000 or 100% of Series C Preferred, $829,125 based on an offering of $5,025,000 or 67% of Series C Preferred and $408,376 or 33% based on an offering of $2,475,000 of Series C Preferred) into a separate bank account to be used to pay Series C Preferred Stock dividends, however.

Other than the items specified above, we have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the pace of the integration of acquired businesses, the level of our sales and marketing activities and the attractiveness of any additional acquisitions or investments.

22

CAPITALIZATION

Set forth below is our cash and capitalization as of June 30, 2018:

●	on an actual basis;
●	on a pro forma as adjusted basis, reflecting the issuance of 300,000 shares of Series C Preferred Stock offered by this prospectus, at $25.00 per share, assuming net proceeds of approximately $6,650,000, after deducting placement agent fees and estimated offering expenses payable by us, and utilizing one half of the net proceeds to repay a portion of the Company’s outstanding balance due to Prudential. If we sold 67% or 33% of the maximum amount offered, our net proceeds would be approximately $4,925,000 or $2,375,000, respectively.

The information below should be read in conjunction with our unaudited consolidated financial statements for the nine months ended June 30, 2018. These financial statements should also be read with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of June 30, 2018 (unaudited)
		Pro Forma As Adjusted
	Actual	33% of Maximum	67% of Maximum	Maximum
Cash	$58,399	$2,433,399	$4,983,399	$6,708,399
Current liabilities	959,126	$959,126	$959,126	$959,126
Long-term debt, net of current portion	0	$0	$0	$0
Total liabilities	959,126	$959,126	$959,126	$959,126
Shareholders’ equity
Series A Convertible Preferred stock, $0.0001 par value, authorized 1,000,000 shares; issued and outstanding, 400,000 shares actual and 400,000 pro forma as adjusted	40	$40	$40	$40
Series C Preferred stock, $0.0001 par value, authorized 1,000,000 shares; Series C Preferred Stock issued and outstanding, 0 shares actual and 99,000, 201,000 and 300,000 pro forma as adjusted at 33%, 67% and 100% of maximum offering	0	10	20	30
Common stock, $0.0001 par value - authorized, 500,000,000 shares; 15,480,258 shares actual outstanding	1,547	$1,547	$1,547	$1,547
Additional paid-in capital	13,708,389	$16,083,379	$18,633,369	$20,358,359
Accumulated deficit	(14,330,607)	$(14,330,607)	$(14,330,607)	$(14,330,607)
Stock payable	34,000	$34,000	$34,000	$34,000
Total shareholders’ equity (deficit)	(586,640)	$1,788,369	$4,338,369	$6,063,369
Total liabilities and stockholders’ equity	$372,486	$2,375,000	$5,297,495	$7,022,495

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KinerjaPay Corp.

Consolidated Balance Sheets

As of June 30, 2018 (Unaudited) and December 31, 2017

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash	$58,399	$160,629
Accounts receivable - related party	61,278	20,900
Other receivable	-	2,687
Prepaid expenses	26,739	22,861
Inventory	15,463	-
Deposits	77,584	41,150
Total current assets	239,463	248,227

Other assets, net of amortization	113,797	266,045
Equipment, net of accumulated depreciation	19,226	12,596

Total Assets	$372,486	$526,868

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable – trade	$54,945	2,794
Tax payable	3,290	8,092
Accrued expenses	61,381	97,873
Payable to Affiliate	50,510	52,673
Convertible notes payable, net of discount	789,000	480,345
Total current liabilities	959,126	641,777

Total liabilities	959,126	641,777

Stockholders’ Equity (Deficit):
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized: 400,000 issued and outstanding as of June 30, 2018 and 0 as of December 31, 2017	40	-
Common stock, par value $0.0001 per share; 500,000,000 shares authorized; 34,306,433 issued and 15,480,258 outstanding at June 30, 2018 and 15,803,021 issued and 12,461,036 outstanding at December 31, 2017	1,547	1,245
Additional paid-in capital	13,708,389	9,457,265
Accumulated deficit	(14,330,607)	(9,751,419)
Stock payable	34,000	178,000
Total stockholders’ (equity) deficit	(586,640)	(114,909)
Total Liabilities and Stockholders’ Equity (Deficit)	$372,486	$526,868

The accompanying notes to the consolidated unaudited financial statements are integral part of these financial statements.

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KinerjaPay Corp.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2018 and 2017

(Unaudited)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net revenue – related party	$12,605	$(9,558)	$1,328	$(8,338)

Expenses:
General and administrative	1,074,289	2,288,683	4,379,863	3,549,148
Depreciation expense	980	621	2,051	956
Total general and administrative expenses	$1,075,267	$2,289,304	$4,381,914	$3,550,104

(Loss) from operations	(1,062,664)	(2,298,862)	(4,380,586)	(3,558,442)

Other income (expense):
Interest expense	(9,166)	(14)	(18,823)	(14)
Loss on debt conversion	(126,016)	(442,697)	(126,016)	(442,697)
Other expense	(14,107)	(70)	(53,763)	(70)
Total costs and expenses	(1,211,953)	(2,741,643)	(4,579,188)	(4,001,223)

Net loss before income taxes	(1,211,953)	(2,741,643)	(4,579,188)	(4,001,223)
Income taxes	-	-		-
Net loss	$(1,211,953)	$(2,741,643)	$(4,579,188)	$(4,001,223)

Basic and diluted per share amounts:
Basic and diluted net loss	$(0.08)	$(0.20)	$(0.31)	$(0.35)

Weighted average shares outstanding (basic and diluted)	$15,181,147	$13,800,068	$14,804,593	$11,470,096

The accompanying notes to the consolidated unaudited financial statements are integral part of these financial statements.

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KinerjaPay Corp.

Consolidated Statements of Comprehensive Loss

For the Three and Six Months Ended June 30, 2018 and 2017

(Unaudited)

	Three months	Three months	Six months	Six months
	ended	ended	Ended	ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net loss	$(1,211,953)	$(2,741,643)	$(4,579,188)	$(4,001,223)
Foreign currency translation adjustments	-	(179)	-	(179)
Total comprehensive loss, net of tax	$(1,211,953)	$(2,741,822)	$(4,579,188)	$(4,001,402)

The accompanying notes to the consolidated unaudited financial statements are integral part of these financial statements.

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KinerjaPay Corp.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2018 and 2017

(Unaudited)

	Six months	Six months
	Ended	ended
	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net loss	$(4,579,188)	$(4,001,223)
Adjustments required to reconcile net loss to cash used in operating activities:
Shares issued for services	3,298,941	1,884,751
Loss on conversion of debt	126,016	442,697
Amortization expense	97,520	-
Depreciation expense	2,051	956
Share-based compensation	-	1,116,828
Changes in net assets and liabilities:
(Increase) decrease in receivable	(37,691)	(26,573)
(Increase) decrease in prepaid expenses	(40,312)	7,364
(Increase) decrease in inventory	(15,463)	-
(Increase) decrease in other assets	94,383	-
Increase (decrease) in accounts payable	45,186	(149,255)
Increase (decrease) in accrued liabilities	(28,992)	(4,107)
Net cash used in operating activities	(1,037,549)	(728,562)

Cash flows from investing activities:
Purchase of equipment	(8,681)	(7,969)
Cash used in investing activities	(8,681)	(7,969)

Cash flows from financing activities:
Proceeds from issuance of preferred and common stock	500,000	902,000
Proceeds from warrant exercise	100,000	-
Borrowings on debt - related party	-	50,000
Borrowings on debt	344,000	100,000
Net cash provided by financing activities	944,000	1,052,000

Foreign currency translation adjustment	-	(179)

Change in cash	(102,230)	315,290
Cash - Beginning of period	160,629	48,772
Cash - End of period	$58,399	$364,062

Supplemental Cash Flow Disclosure:
Non-cash transactions:
Stock issued to settle debt	$82,500	$100,000

The accompanying notes to the consolidated unaudited financial statements are integral part of these financial statements.

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KinerjaPay Corp.

Notes to Unaudited Consolidated Financial Statements

1. The Company and Significant Accounting Policies

Organizational Background

KinerjaPay Corp. (the “Company”) is a Delaware corporation, was incorporated under the laws of the State of Delaware on February 12, 2010 as Solarflex Corp. The business plan of Solarflex was to develop a commercial application of the design in a patent of a “Solar element and method of manufacturing the same.” On November 10, 2015, this plan was abandoned by Solarflex and all related contracts and agreements related to the solar energy business ceased.

On December 1, 2015, the Company entered into a license agreement with P.T. Kinerja Indonesia (“P.T. Kinerja”), an entity organized under the laws of Indonesia and controlled by Mr. Edwin Ng, our chairman, CEO and control stockholder, for an exclusive, world-wide license to use and commercially exploit certain technology and intellectual property and its website, KinerjaPay.com. Pursuant to the License Agreement, the Company was granted the exclusive, world-wide rights to the KinerjaPay IP, an e-commerce platform that provides users with the convenience of e-wallet service for bill transfer and online shopping and is among the first portals to allow users the convenience to top-up phone credit. In conjunction with this agreement, the Company changed its name from Solarflex Corp. to KinerjaPay Corp. On April 6, 2016, P.T. Kinerja Pay Indonesia, a wholly-owned subsidiary of the Company, was organized under the laws of Indonesia.

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Basis of Presentation:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established sufficient revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of June 30, 2018, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Principles of Consolidation:

The financial statements include the accounts of KinerjaPay Corp. and its wholly owned subsidiary P.T. KinerjaPay, Indonesia. All significant inter-company balances and transactions have been eliminated.

Significant Accounting Policies

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents:

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of June 30, 2018 and December 31, 2017.

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Property and Equipment:

New property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets:

We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Other Assets:

Other assets consist of cash payments made to Ace Legends Pte. Ltd. in connection with a partnership in game development for a total of $100,000 and $60,000, as of June 30, 2018 and December 31, 2017, respectively. The Company entered into an agreement with Ace Legends Pte Ltd on July 31, 2017, but the agreement was amended subsequently to commence on December 1, 2017. The agreement is for a period of 18 months and as part of the agreement, the Company agreed to issue 80,000 shares of common stock that were valued at $128,000 the date of the agreement. The shares were issued on March 7, 2018 reducing other assets and stock payable. As of June 30, 2018 and December 31, 2017, $57,865 and $9,292 of amortization expense has been recognized, respectively.

On November 3, 2017, the Company issued a commitment fee note payable of $75,000 to Tangiers Global, LLC in connection with an investment agreement as discussed throughout the report. The Company did not receive cash in connection with this commitment fee note. We recorded the commitment fee as an asset that will be netted with funds received once shares of common stock are issued under the investment agreement. No shares have been issued under the terms of the investment agreement.

Accounts Receivable - Related Party:

Accounts receivable consist primarily of trade receivables from a related party. The Company provides an allowance for doubtful trade receivables equal to the estimated uncollectible amounts. That estimate is based on historical collection experience, current economic and market conditions and a review of the current status of each customer’s trade accounts receivable. The allowance for doubtful trade receivables was $0 at June 30, 2018 and December 31, 2017, respectively.

Stock-Based Compensation:

Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company’s common stock, the estimated volatility of the Company’s common stock, the exercise price of the warrants and the risk-free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

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Fair Value of Financial Instruments:

FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At June 30, 2018 and December 31, 2017, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements:

The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

- Quoted prices for similar assets or liabilities in active markets;

- Quoted prices for identical or similar assets or liabilities in inactive markets;

- Inputs other than quoted prices that are observable for the asset or liability;

- Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The assets or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The following table presents assets that were measured and recognize at fair value on June 30, 2018 and December 31, 2017 and the years then ended on a recurring basis:

Fair Value Measurements at June 30, 2018

Quoted Prices in
		Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets and liabilities at fair value	$-	$-	$-	$-

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Fair Value Measurements at December 31, 2017

Quoted Prices in
		Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets and liabilities at fair value	$-	$-	$-	$-

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the periods ended June 30, 2018 and December 31, 2017, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

Revenue from Purchased Products:

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the three and six months ended June 30, 2018 and 2017, or the twelve months ended December 31, 2017.

We recognize our revenue at net since we are an agent and not a principal to the various transactions with other financial institutions and or technology companies through our leased portal. We have five different revenue streams. Gross revenue from the various steams were as follows: Mobile phone prepaid $1,202,789, Kinerja Store $10,754, Instant Pay Fees Collection $27,949, Business2Business sales $1,096,050, and Unipin $579. Gross cost of goods sold did not exceed gross revenues for the period ended June 30, 2018.

Earnings per Common Share:

We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 rquires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

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Common Stock Split:

On January 15, 2016, we declared a reverse split of our common stock. The formula provided that every thirty (30) issued and outstanding shares of common stock of the Corporation be automatically split into one (1) share of common stock. The reverse split was effective upon receipt of approval from FINRA. Except as otherwise noted, all share, option and warrant numbers have been restated to give retroactive effect to this split. All per share disclosures retroactively reflect post-split shares.

Inventories

Inventories are stated at the lower of cost or market value, using the first-in, first but convention. Inventories consist of raw materials in the form of coins and finished goods, such as instant noodles for sale. The gold plated coins were manufactured in connection with the far future plan of coin offerings and supposed to be distributed at the first launch of the coin offering. However, the plan for coin offering is postponed. As of June 30, 2018, and December 31, 2017, the Company had inventories of $15,463 and $0, respectively.

Income Taxes:

We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

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Uncertain Tax Positions:

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of FASB ASC 740-10, Accounting for Uncertain Income Tax Positions, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2013. We are not under examination by any jurisdiction for any tax year. At June 30, 2018 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FASB ASC 740-10.

Recent Issued Accounting Standards

Effective in January 2017, the Company adopted Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified in organizations’ balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, all deferred tax assets and liabilities will be required to be classified as noncurrent. The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods (i.e., in the first quarter of 2017 for calendar year-end companies). Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The guidance may be applied either prospectively, for all deferred tax assets and liabilities, or retrospectively (i.e., by reclassifying the comparative balance sheet). If applied prospectively, entities are required to include a statement that prior periods were not retrospectively adjusted. If applied retrospectively, entities are also required to include quantitative information about the effects of the change on prior periods. The adoption of this ASU did not have a significant impact on the condensed consolidated financial statements.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

Effective in January 2017, the Company adopted Accounting Standards Update (ASU) No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments are intended to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees.

Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments also simplify two areas specific to private companies.

For public business entities, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted in any interim or annual period periods (i.e., in the first quarter of 2017 for calendar year-end companies).

The adoption of these ASU’s did not have a significant impact on the consolidated financial statements.

In May 2014, The FASB issued Accounting Standard Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 also requires entities to disclose sufficient information, both quantitative and qualitative, to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

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During 2016, the FASB issued several Accounting Standard Updates that focuses on certain implementation issues of the new revenue recognition guidance including Narrow-Scope Improvements and Practical Expedients, Principal versus Agent Considerations and Identifying Performance Obligations and Licensing. An entity should apply the amendments in this ASU using one of the following two methods:

1. Retrospectively to each prior reporting period presented with a possibility to elect certain practical expedients, or,

2. Retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. If an entity elects the latter transition method, it also should provide certain additional disclosures.

For a public business entity, the amendments in ASU 2014-09 (including the amendments introduced through recent ASU’s) are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period (the first quarter of fiscal year 2018 for the Company). Early application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

The Company is in the process of evaluating the impact of ASU 2014-09 on its revenue streams and selling contracts, if any, and on its financial reporting and disclosures. Management is expecting to complete the evaluation of the impact of the accounting and disclosure changes on the business processes, controls and systems throughout 2017. Since the Company did not report so far, material revenues, management believes that the adoption of ASU 2014-09 will not have significant impact on its financial statements.

The accompanying balance sheet as of June 30, 2018, which was derived from unaudited financial statements, and the unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. These financial statements should be read in conjunction with the audited financial statements and related notes for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K covering that period.

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related intangible assets, income taxes, insurance obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions. The results of operations for the periods presented are not necessarily indicative of the results for the full fiscal year or any future period.

In the opinion of management, the information furnished in these interim financial statements reflects all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the three and six-month periods ended June 30, 2018 and 2017. All such adjustments are of a normal recurring nature. The Financial Statements do not include some information and notes necessary to conform to annual reporting requirements.

2. Prepaid Expenses and Deposit to Vendors

Prepaid assets represent advance payments to suppliers and purchase deposits to vendors. The Company paid in advance $26,739 and $22,861, respectively, for professional fees, rents and other prepaid expenses during the six-months ended June 30, 2018 and twelve months ended December 31, 2017. Deposits to vendors of $77,584 and $41,150 represent mostly prepayments to third party vendors who provide the Company with vouchers, prepaid phone credit, etc, that the Company sells through it licensed portal. The Company deposits cash, as needed, to the vendors and once the sale is made, the vendors deduct the deposit from their account. Each transaction is done electronically to record the purchase (to the vendors) and the sale (to the user), and the products are then transferred to the users. Once the transaction is executed, it cannot be cancelled or refunded by the Company to the vendors. The unused funds can only be refunded to the Company upon the termination of the agreement with the vendors, and only after both parties settle their obligations. The Company is independent in setting up the selling price of each product.

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	June 30, 2018	December 31, 2017
Individual components giving rise to prepaid expenses are as follows:
Professional fees, rent and other prepaid expenses	$26,739	$22,861
Third party vendor deposits	77,584	41,150
Total	$104,323	$64,011

3. Stockholders’ Equity

We are authorized to issue 500,000,000 shares of Common Stock, $0.0001 par value per share. We are authorized to issue 10,000,000 shares of Preferred Stock, $0.0001 par value per share. The Board of Directors has the authority to establish one or more series of Preferred Stock and fix relative rights and preferences of any series of Preferred Stock. On January 2, 2018, the board of directors authorized the issuance of a Series A Convertible Preferred Stock, of which Four Hundred Thousand (400,000) shares are outstanding. Each Preferred Share shall have a par value of $0.0001.

Stock-Based Compensation

During the six months ended June 30, 2018, the Company did not issue stock-based compensation.

Shares issued for services

During the six months ended June 30, 2018, the Company issued 2,257,778 shares of restricted common stock for services provided. The shares were valued at the closing price as of the date of the underlying agreements (ranging from $0.85 to $1.39) and resulted in current recognition of $3,298,941 in consulting service expense.

Based on agreement with Bear Creek Capital on January 29, 2018, the Company shall issue an additional 25,000 shares 120 days from the agreement, provided the Company is still using the service of the party. Consequently, the Company recorded the new stock payable amounting to $34,000 to the party, as the shares were not issued prior to June 30, 2018.

Preferred Stock for Cash

On January 2, 2018, the Company issued 400,000 Series A Convertible Preferred Stock to an institutional investor for an aggregate purchase price of $500,000. The Series A Convertible Preferred Stock is convertible into 400,000 shares of the Company’s common stock at a conversion price of $1.25 per Share. In addition, the Company issued to the Investor Class N Warrants exercisable to purchase 400,000 Shares on a cashless basis, at an exercise price of $1.25 per Share, during a period of three (3) years from the date of the Agreement. The warrants were valued using the Black-Scholes pricing model to estimate the relative fair value of $300,772.

Warrant Exercise

On January 4, 2018, First Fire Global Opportunities Fund LLC opted to exercise the warrant and paid $ 100,000 for obtaining 100,000 shares.

Notes Payable Conversion

On June 25, 2018, Tangiers elected to convert $75,000 in the principal amount of these notes together with accrued interest of $7,500 into 198,317 shares of Common Stock based upon a conversion price of $1.25. The conversion resulted in the loss of conversion for the Company amounting to $126,016 which is included in the additional paid in capital.

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4. Notes Payable

On May 9, 2017, we had a $50,000 note payable outstanding to our CEO, and control stockholder. The balance is due on demand and accrues interest at 8% per annum.

On November 9, 2017, the Company executed a 10% fixed convertible promissory note payable to Tangiers Global LLC (“Tangiers”) in the principal amount of $330,000. This note, which is due seven and one-half months from the date of funding, was funded by the investor in the initial sum of $150,000 on November 15, 2017 and $150,000 on December 19, 2017. The note is convertible into shares of Common Stock at a conversion price of $1.25 per share if converted within seven and one half months, or thereafter the conversion price shall be equal to the lower of (i) the fixed price or (ii) 65% of the average of the two (2) lowest trading prices of the Common Stock during the twenty (20) trading days prior to which the Holder elects to convert all or part of the note and holder gives notice of conversion to the Company and its transfer agent.

In connection with the Company’s investment agreement with Tangiers, as discussed throughout this quarterly report, the Company issued a commitment fee note payable of $75,000 to Tangiers. The commitment fee note bears an interest rate of 10% and was due on June 17, 2018. The note had a conversion price of $1.25, but in case of maturity default, the conversion price was subject to adjustment to a price equal to the lower of: (i) the conversion price or (ii) 65% of the average of the two (2) lowest trading prices of the Common Stock during the twenty (20) trading days prior to which the Holder (Tangiers) elects to convert all or part of this $75,000 note upon notice of conversion to the Company and its transfer agent.

On June 25, 2018, Tangiers elected to convert $75,000 in the principal amount of these notes together with accrued interest of $7,500 into 198,317 shares of Common Stock based upon a conversion price of $1.25. The conversion resulted in the loss of conversion for the Company amounting to $126,016 which is included in the additional paid in capital.

The Tangiers fixed convertible promissory notes payable and the commitment fee note are guaranteed an interest payment of 10% of the beginning note balance. As such, the Company had to immediately expense the balances during 2017.

On November 1, 2017, the Company executed an 8% fixed convertible promissory note payable to Crossover Capital Fund I, LLC in the principal amount of $115,000. The note is due eight months from the date as mentioned above. The note is convertible into shares of Common Stock at a conversion price of $1.3 per share if converted within 8 months, or thereafter the conversion price shall be equal to the lower of (i) the fixed price or (ii) 65% of the average of the two (2) lowest trading prices of the Common Stock as reported on the National Quotations Bureau OTC market on which the Company’s shares are traded, for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. As of June 30, 2018, $4,562 in interest was expensed during the six months ended June 30, 2018.

On January 12, 2018, the Company executed an 12% fixed convertible promissory note payable to Power Up Lending, LLC in the principal amount of $153,000. The note is due on September 30, 2018. The note is convertible into shares of Common Stock at a conversion price of $1.75 per share. As of June 30, 2018, $8,501 in interest was expensed during the six months ended June 30, 2018.

On March 7, 2018, the Company executed an 12% fixed convertible promissory note payable to Power Up Lending, LLC in the principal amount of $63,000. The note is due on November 30, 2018. The note is convertible into shares of Common Stock at a conversion price of $1.75 per share. As of June 30, 2018, $2,382 in interest was expensed during the six months ended June 30, 2018.

On May 1, 2018, the Company executed an 12% fixed convertible promissory note payable to Power Up Lending, LLC in the principal amount of $53,000. The note is due on February 15, 2019. The note is convertible into shares of Common Stock at a conversion price of $ 1.75 per share. As of June 30, 2018, $1,045 in interest was expensed during the six months ended June 30, 2018.

On June 13, 2018, the Company executed an 10% convertible promissory note payable to Crown Bridge Partners in the principal amount of $75,000. The note is due on June 13, 2019. As of June 30, 2018, $349 in interest was expensed during the six months ended June 30, 2018.

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In accordance with ASC 470, the Company has analyzed the beneficial nature of the initial conversion terms of the fixed convertible notes and determined that a beneficial conversion feature (BCF) exists because the effective conversion price was lower than the quoted market price at the time of the issuance. As of June 30, 2018, the Company recognized a BCF, and amortization expenses of $39,655 on the discount created during the twelve month-period ended December 31, 2017.

For the six months ended June 30, 2018, the Company has recognized $18,823 in interest expense related to the notes as described above.

5. Related Party Transactions

As of June 30, 2018, we had $51,904 in accounts payable due to our CEO consisting of a $50,000 loan and $1,904 in expenses paid on behalf of the Company by our CEO. The loan is due on demand and accrues interest at 8% per annum. As of June 30, 2018, $1,984 in interest was expensed during the six months ended June 30, 2018.

All revenue received during 2018 was received from PT Kinerja Indonesia, which has the same control person residing at both companies. PT Kinerja Indonesia receives payments from the portal that we license and then remits the funds back to us. We paid our sister company $89,364 for costs associated with servicing customers and maintaining the website and license agreement during 2018.

As of June 30, 2018, we were owed an accounts receivable balance of $61,278 and once revenues are positively earned, we owe a 1% royalty fee on net revenues on a quarterly basis.

6. Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established sufficient revenue to cover its 2018 operating costs, and as such, has incurred an operating loss since inception. Further, as of June 30, 2018, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

7. Subsequent Events

From July 1, 2018 to August 14, 2018, there were new issuance of shares for Lawrence Partners LLC and Crown Bridge Partners LLC amounting to 416,667 shares and 200,000 shares respectively. There were also transfer of reserved shares by Tangiers Global LLC, Power Up Lending Group Ltd and Crossover Capital Fund I, LLC amounting to 362,043 shares, 424,018 shares, and 160,000 shares respectively resulting of the increase in the outstanding shares of the Company to 17,042,986 shares.

On September 4, 2018, the Company announced the completion of its acquisition of PT. Kinerja Indonesia, an entity controlled by Edwin Ng, our CEO and principal shareholder and the licensor of the Company’s IP technology. The result of this acquisition will enable the Company to consolidate its previous accumulated gross revenue to date and the existing service agreement between the Company and PT. Kinerja Indonesia dated February 20, 2016 was terminated without penalty. The terms of the acquisition provide for the payment of $1,200,000 to PT Kinerja Indonesia’s previous shareholders pursuant to the terms of a promissory note (the “Note”) payable in twenty-four (24) months, bearing the interest at the rate of 6% per annum. The Company shall have the right to repay the Note at any time.

38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of KinerjaPay Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of KinerjaPay Corp. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
We have served as the Company’s auditor since 2013.
Houston, TX
April 19, 2018

39

KinerjaPay Corp.

Consolidated Balance Sheets

As of December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$160,629	$48,772
Accounts receivable - related party	20,900	-
Other receivable	2,687	-
Prepaid expenses	22,861	28,966
Deposits	41,150	-
Total current assets	248,227	77,738

Other assets, net of amortization	266,045	-
Equipment, net of accumulated depreciation	12,596	3,845

Total Assets	$526,868	$81,583

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable - trade	$2,794	3,461
Tax payable	8,092	95
Accrued interest	44,851	-
Accrued expenses	53,022	4,107
Unissued stock subscriptions	-	150,000
Payable to Affiliate	52,673	-
Notes payable, net of discount, contingently convertible	480,345	-
Total current liabilities	641,777	157,663

Total liabilities	641,777	157,663

Stockholders’ Equity (Deficit):
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized: none issued	-	-
Common stock, par value $0.0001 per share; 500,000,000 shares authorized; 15,803,021 issued and 12,461,036 outstanding at December 31, 2017 and 8,627,013 shares issued and outstanding at December 31, 2016	1,245	862
Additional paid-in capital	9,457,265	3,508,529
Accumulated deficit	(9,751,419)	(3,585,626)
Stock payable	178,000	-
Accumulated other comprehensive income	-	155
Total stockholders’ (equity) deficit	(114,909)	(76,080)
Total Liabilities and Stockholders’ Equity (Deficit)	$526,868	$81,583

The accompanying notes to the consolidated financial statements are an integral part of these financial statements.

40

KinerjaPay Corp.

Consolidated Statements of Operations

For the Years ended December 31, 2017 and 2016

	Year Ended	Year Ended
	December 31, 2017	December 31, 2016

Net revenue - related party	$(106,262)	$-

Expenses:
Marketing Expense	148,187	-
General and administrative	5,446,336	2,687,855
Depreciation expense	2,875	289
Total general and administrative expenses	5,597,398	2,688,144

(Loss) from operations	(5,703,660)	(2,688,144)

Other income (expense)
Interest expense	(44,851)	(648)
Amortization of debt discount	(21,275)	-
Loss of extinguishment of debt	(396,007)	(9,003)
Total costs and expenses	(462,133)	(2,697,795)

Net loss before for income taxes	(6,165,793)	(2,697,795)
Income taxes	-	-
Net loss	$(6,165,793)	$(2,697,795)

Basic and diluted per share amounts:
Basic and diluted net loss	$(0.53)	$(0.35)

Weighted average number of common shares outstanding (basic and diluted)	11,628,462	7,701,722

The accompanying notes to the consolidated financial statements are integral part of these financial statements.

41

KinerjaPay Corp.

Consolidated Statements of Comprehensive Income (Loss)

For the Twelve Months Ended December 31, 2017 and 2016

	Year Ended	Year Ended
	December 31, 2017	December 31, 2016

Net loss	$(6,165,793)	$(2,697,795)
Other comprehensive loss adjustments, net of tax:
Foreign currency translation adjustments	-	155
Total other comprehensive income, net of tax	-	155
Total comprehensive loss, net of tax	$(6,165,793)	$(2,697,640)

The accompanying notes to the consolidated financial statements are integral part of these financial statements.

42

KinerjaPay Corp.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2017 and 2016

			Additional			Accumulated Other	Total
	Common Stock		Paid-In	Stock	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Payable	Deficit	Income (loss)	Equity
Balance at December 31, 2015	4,654,680	$465	$863,093	$	$(887,831)	$-	$(24,273)
Shares issued for cash	2,210,000	221	1,104,779	-	-	-	1,105,000
Stock issued to settle accounts payable	30,000	3	24,750	-	-	-	24,753
Shares issued for services	1,733,333	173	1,507,960	-	-	-	1,508,133
Contributed capital	-	-	7,947	-	-	-	7,947
Foreign currency translation adjustments	-	-	-	-	-	155	155
Net loss	-	-	-	-	(2,697,795)	-	(2,697,795)
Balance at December 31, 2016	8,627,013	$862	$3,508,529	$-	$(3,585,626)	$155	$(76,080)
Shares issued for cash	1,359,000	136	901,864	50,000	-	-	952,000
Shares issued for services	2,275,000	228	3,151,623	128,000	-	-	3,279,850
Loss on warrants for debt conversion	-	-	138,007	-	-	-	138,007
Beneficial conversion features	-	-	51,638	-	-	-	51,638
Stock-based compensation	-	-	1,347,624	-	-	-	1,347,624
Debt converted	200,000	20	357,980	-	-	-	358,000
Shares reserved	3,342,008	-	-	-	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	(155)	(155)
Net loss	-	-	-	-	(6,165,793)	-	(6,165,793)
Balance at December 31, 2017	15,803,021	$1,245	$9,457,265	$178,000	$(9,751,419)	$-	$(114,909)

The accompanying notes to the consolidated financial statements are integral part of these financial statements.

43

KinerjaPay Corp.

Consolidated Statements of Cash Flows

For the years ended December 31, 2017 and 2016

	Year Ended	Year Ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net loss	$(6,165,793)	$(2,697,795)
Adjustments required to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and amortization	24,150	289
Amortization of debt discount	-	-
Loss on extinguishment of debt	396,007	9,003
Stock-based compensation	1,347,624	-
Common stock issued for services	3,279,850	1,508,133
Changes in net assets and liabilities:
(Increase) decrease in accounts receivable	(23,587)	-
(Increase) decrease in prepaid expenses	(35,045)	(28,966)
(Increase) decrease in other assets	(200,337)	-
Increase (decrease) in accounts payable	(89,997)	(96,457)
Increase (decrease) in accrued liabilities	43,766	4,092
Net cash used in operating activities	(1,423,362)	(1,301,701)

Cash flows from investing activities:
Purchase of equipment	(11,626)	(4,134)
Net cash used in investing activities	(11,626)	(4,134)

Cash flows from financing activities:
Proceeds from issuance of common stock	952,000	1,105,000
Proceeds of debt	595,000	-
Contributed capital	-	7,947
Principal payments made on debt	-	(8,689)
Net cash provided by financing activities	1,547,000	1,104,258

Foreign currency translation adjustments	(155)	155

Net (decrease) increase in cash	112,012	(201,422)
Cash - Beginning of period	48,772	250,194
Cash - End of period	$160,629	$48,772

Supplemental disclosure:
Non-cash transactions
Debt discount attributable to beneficial conversion feature	$51,638	$-
Stock issued to settle debt	$100,000	$15,750
Debt issued for equity commitment	$75,000	$-

The accompanying notes to consolidated financial statements are integral part of these financial statements.

44

KinerjayPay Corp.

Notes to Consolidated Financial Statements

1. The Company and Significant Accounting Policies

Organizational Background: The Company was incorporated under the laws of the State of Delaware on February 12, 2010 as Solarflex Corp. The business plan of the Company was to develop a commercial application of the design in a patent of a “Solar element and method of manufacturing the same”. On November 10, 2015 this plan was abandoned and all related contracts and agreements rescinded.

On December 1, 2015, the Company entered into a license agreement with PT Kinerja Indonesia, an entity organized under the laws of Indonesia and controlled by Mr. Ng (“PT Kinerja”), for an exclusive, world-wide license to use and commercially exploit certain technology and intellectual property and its website, KinerjaPay.com. Pursuant to the License Agreement, the Company was granted the exclusive, world-wide rights to the KinerjaPay IP, an e-commerce platform that provides users with the convenience of e-wallet service for bill transfer and online shopping and is among the first portals to allow users the convenience to top-up phone credit. In conjunction with the agreement the company changed its name from Solarflex Corp. to KinerjaPay Corp. On April 6, 2016, P.T. Kinerja Pay Indonesia, a subsidiary, was organized under the laws of Indonesia.

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Basis of Presentation:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established sufficient revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2017, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Principles of Consolidation:

The financial statements include the accounts of KinerjaPay Corp. and its wholly owned subsidiary PT KinerjaPay, Indonesia. All significant inter-company balances and transactions have been eliminated.

Significant Accounting Policies

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents:

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2017 and December 31, 2016.

45

Property and Equipment:

New property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets:

We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Foreign Currency:

Non-U.S. entity operations are recorded in the functional currency of each entity. Results of operations for non-U.S. dollar functional currency entities are translated into U.S. dollars using average currency rates or actual action date currency rate. Assets and liabilities are translated using currency rates at period end. Foreign currency translation adjustments are recorded as a component of accumulated other comprehensive income (loss) within stockholders’ equity.

Stock Based Compensation:

Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company’s common stock, the estimated volatility of the Company’s common stock, the exercise price of the warrants and the risk-free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock:

We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments:

FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2017 and December31, 2016, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements:

The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

46

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

- Quoted prices for similar assets or liabilities in active markets;
- Quoted prices for identical or similar assets or liabilities in inactive markets;
- Inputs other than quoted prices that are observable for the asset or liability;
- Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The assets or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The following table presents assets that were measured and recognize at fair value on December 31, 2017 and December 31, 2016 and the years then ended on a recurring basis:

Fair Value Measurements at December 31, 2017

Quoted Prices in Active
		Markets for Identical Assets	Significant Other ObservableInputs	Significant UnobservableInputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets and liabilities at fair value	$-	$-	$-	$-

Fair Value Measurements at December 31, 2016

Quoted Prices in Active
		Markets for Identical Assets	Significant Other ObservableInputs	Significant UnobservableInputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets and liabilities at fair value	$-	$-	$-	$-

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the periods ended December 31, 2017 and 2016, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

47

Earnings per Common Share:

We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Common Stock Split:

On January 15, 2016 we declared a reverse split of our common stock. The formula provided that every thirty (30) issued and outstanding shares of common stock of the Corporation be automatically split into one (1) share of common stock. The reverse split was effective upon receipt of approval from FINRA. Except as otherwise noted, all share, option and warrant numbers have been restated to give retroactive effect to this split. All per share disclosures retroactively reflect post-split shares.

Revenue from Purchased Products:

Pursuant to ASC 605, we recognize our revenue at net since we are an agent and not a principal to the various transactions with other financial institutions and or technology companies through our leased portal. We have eight different revenue streams. Gross revenue from the various steams were as follows: Mobile phone prepaid $2,291,067, Kinerja Store $463, Payment Gateway Services $9, Instant Pay Fees Collection $68,431, Marketplace Merchant Partners $203, Marketplace Merchant Users $11, Remittance $29,180, and Unipin $3,179. Gross cost of goods sold exceeded gross revenues for the year ended December 31, 2017. We recognize revenue when the four criteria of revenue have been met which includes 1) Persuasive evidence of an arrangement, 2) services and or delivery being rendered, 3) the price is fixed or determinable and 4) collectability is reasonably assured.

Other Assets:

Other assets consist of cash payments made to Ace Legends Pte. Ltd. in connection with a partnership in game development for a total of $60,000, as of December 31, 2017. The Company entered into an agreement with Ace Legends Pte Ltd on July 31, 2017, which agreement was amended to commence on December 1, 2017. The agreement is for a period of 18 months and as part of the agreement, the Company agreed to issue 80,000 shares of common stock that were valued at $128,000 the date of the agreement. The shares remain unissued as of December 31, 2017, but are included as an asset of the Company. As of December 31, 2017, $9,292 of amortization expense has been recognized.

On July 30, 2018, the Company issued a commitment fee note payable of $75,000 to Crown Bridge Partners, LLC in connection with an investment agreement as discussed throughout the report. The Company did not receive cash in connection with this commitment fee note. We recorded the commitment fee as an asset that will be netted with funds received once shares of common stock are issued under the investment agreement. As of December 31, 2017, no shares have been issued resulting in the outstanding asset of $75,000.

Accounts Receivable - Related Party:

Accounts receivable consist primarily of trade receivables from a related party. The Company provides an allowance for doubtful trade receivables equal to the estimated uncollectible amounts. That estimate is based on historical collection experience, current economic and market conditions and a review of the current status of each customer’s trade accounts receivable. The allowance for doubtful trade receivables was $0 at December 31, 2017 and 2016, respectively.

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Income Taxes:

We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions:

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of FASB ASC 740-10, Accounting for Uncertain Income Tax Positions, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2013. We are not under examination by any jurisdiction for any tax year. At December 31, 2017 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FASB ASC 740-10.

Recent Accounting Pronouncements

Deferred Income Taxes: In November 2015, amended guidance was issued for the balance sheet classification of deferred income taxes. The amended guidance requires the classification of all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. Early adoption is permitted.

49

Leases: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the current leasing guidance and upon adoption, will require lessees to recognize right-of-use assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. The new standard is effective for the Company for the annual period beginning after December 15, 2018 and can be early adopted by applying a modified retrospective approach for leases existing at, and entered into after, the beginning of the earliest comparable period presented in the financial statements. We are evaluating the impact of the adoption of this standard on our Consolidated Financial Statements.

Business Acquisitions: In January 2017, FASB issued Accounting Standards Update No. 2017-01 (ASU 2017-01) “Clarifying the Definition of a Business.” The new guidance clarifies the definition of a business when evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. This guidance will become effective for us beginning in the first quarter of 2018. Early adoption is permitted. We are evaluating the impact of the adoption of this standard on our Consolidated Financial Statements.

On July 13, 2017, the FASB has issued a two-part Accounting Standards Update (ASU), No. 2017-11, I. Accounting for Certain Financial Instruments. With Down Round Features and II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests With a Scope Exception. The ASU is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related intangible assets, income taxes, insurance obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions.

2. Prepaid Expenses

Prepaid assets represent advance payments to suppliers and purchase deposits to vendors. The Company paid in advance $22,861 for professional fees, rents and other prepaid expenses. Its annual Indonesian office represents $16,243 of these deposits in 2017 an $6,618 represents other prepaid expenses. Deposits to vendors of $41,150 represent prepayments to third party vendors who provide the Company with vouchers, prepaid phone credit, etc, that the Company sells through it licensed portal. The Company deposits cash, as needed, to the vendors and once the sale is made, the vendors deduct the deposit from their account. Each transaction is done electronically to record the purchase (to the vendors) and the sale (to the user), and the products are then transferred to the users. Once the transaction is executed, it cannot be cancelled or refunded by the Company to the vendors. The unused funds can only be refunded to the Company upon the termination of the agreement with the vendors, and only after both parties settle their obligations. The Company is independent in setting up the selling price of each product.

	December 31
	2017	2016
Individual components giving rise to prepaid expenses are as follows:
Professional fees, rent and other prepaid expenses	$22,861	$28,966
Third party vendor deposits	41,150	-
Total	$64,011	$28,966

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3. Stockholders’ Equity

On January 15, 2016 we amended our certificate of incorporation to increase authorized capital to include 10 million shares of $.0001 par value preferred shares. No preferred shares have been issued.

Issuance of Shares of Common Stock for Services during twelve months ended December 31, 2017

During the three months ended December 31, 2017, the Company authorized the issuance of 800,000 shares of Common Stock Lyon Capital LLC, Security Compliance Corp, Amir Uziel Economic Consulting Ltd and JFS Investment Inc. for the services provided by the entities. These shares were valued using the share price on the date of the grant, ranging from $1.19 to $2.00 resulting in an expense of $1,182,100.

Debt Conversion into Shares of Common Stock during the twelve months ended December 31, 2017

During the twelve months ended December 31, 2017, the Company agreed to convert $100,000 in debt into 200,000 shares of common stock and 200,000 warrants. The debt was non-convertible, and the borrowings took place on May 7, 2017, but were subsequently fully converted on May 23, 2017. As a result, the Company incurred a loss of $396,007 in connection with the shares issued, and a loss of $138,007 in connection with the warrants issued, which was recorded as additional paid-in capital.

Shares Underlying Convertible Notes Issued during the twelve months ended December 31, 2017

In connection with the Company’s investment agreement with Crown Global as discussed throughout the report, the Company issued a commitment fee note payable of $75,000 to Crown. The commitment fee note payable bears an interest rate of 10% and is due on June 17, 2018. The note has a conversion price of $1.25, but in the event of maturity default, the conversion price shall be equal to the lower of (i) the conversion price or (ii) 65% of the average of the two (2) lowest trading prices of the Common Stock during the twenty (20) trading days prior to the date on which the holder elects to convert all or part of the note and holder gives notice of conversion to the Company and its transfer agent.

On November 9, 2017, the Company executed a 10% fixed convertible promissory note payable to Crown Global LLC in the principal amount of $330,000. The note, which is due seven and one half months from the date mentioned above, was funded by the investor in the initial consideration of $150,000 on November 15, 2017 and $150,000 on December 19, 2017. The note is convertible into shares of Common Stock at a conversion price of $1.25 per share if converted within seven and one half months, or thereafter the conversion price shall be equal to the lower of (i) the conversion price or (ii) 65% of the average of the two (2) lowest trading prices of the Common Stock during the twenty (20) trading days prior to the date on which the holder elects to convert all or part of the note and holder gives notice of conversion to the Company and its transfer agent.

On December 1, 2017, the Company executed an 8% fixed convertible promissory note payable to Crossover Capital Fund I, LLC in the principal amount of $115,000. The note is due eight months from the date as mentioned above. The note is convertible into shares of Common Stock at a conversion price of $1.3 per share if converted within 8 months, or thereafter the conversion price shall be equal to the lower of (i) the fixed price or (ii) 65% of the average of the two (2) lowest trading prices of the Common Stock as reported on the National Quotations Bureau OTC market on which the Company’s shares are traded, for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent.

In accordance with ASC 470, the Company has analyzed the beneficial nature of the initial conversion terms of the fixed convertible notes and determined that a beneficial conversion feature (BCF) exists because the effective conversion price was lower than the quoted market price at the time of the issuance. As of December 31, 2017, the Company recognized a $51,638 BCF, and amortization expenses of $11,983 on the discount.

As of December 31, 2017, the Company reserved 3,342,008 shares underlying the convertible notes as discussed above.

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In December 2017, the Company made a cash payment to Ace Legends Pte. Ltd. in connection with a partnership in game development for a total of $60,000. The Company entered into an agreement with Ace Legends Pte Ltd on July 31, 2017, which agreement was amended to commence on December 1, 2017. The agreement is for a period of 18 months and as part of the agreement, the Company agreed to issue 80,000 shares of common stock that were valued at $128,000 the date of the agreement. The shares remain unissued as of December 31, 2017, but are included as an asset of the Company.

Common Stock and Warrants Issued for Cash during the twelve months ended December 31, 2017

During the three months ended September 30, 2017, the Company authorized the issuance of 181,818 shares of common stock for cash at $1.10 per share for a total to be earned of $200,000. As of December 31, 2017, none of these shares have been issued and outstanding even though the Company received $50,000 with respect to these shares. As a result, the Company recorded $50,000 in stock payable as of December 31, 2017.

During the twelve months ended December 31, 2017, the Company received $902,000 through a placement of 1,359,000 common stock units to investors for an offering price of $0.50 and $1.00 per unit. Each unit consisted of one share of common stock and one warrant to purchase common stock. The 964,000 warrants are exercisable at $2.00 and $1.00 and expire one year from the date of issuance. The warrants were valued using the Black-Scholes pricing model to estimate the relative fair value of $404,767. The Black-Sholes-Merton pricing model assumptions used are as follows: expected dividend yield of 0%; risk-free interest rate of 1.36%; expected volatility between 179% and 181%, and warrant exercise period based upon the stated terms. The warrants were classified within stockholders’ equity.

Stock-Based Compensation during the twelve months ended December 31, 2017

During the twelve months ended December 31, 2017, the Company issued 1,475,000 fully vested shares of the Company common stock and 2,050,000 warrants to consultants as payment for services. As the equity instruments issued are fully vested and non-forfeitable, the fair value of the grants was recognized as an increase additional paid-in capital at the measurement date. The shares were valued at the closing price as of the date of the underlying agreements (ranging from $0.65 to $2.93).

The warrants were valued using the Black-Scholes pricing model to estimate the fair value of $1,251,821 and resulted in current recognition in additional consulting services. The Black-Sholes pricing model assumptions used are as follows: expected dividend yield of 0%; risk-free interest rate of 1.21%; expected volatility between 179% and 185%, and warrant exercise period based upon the stated terms.

During the three months ended December 31, 2017, the Company issued 800,000 restricted shares of the Company common stock as payment for services.

Debt Conversion into Shares of Common Stock during the twelve months ended December 31, 2016

On February 19, 2016 we issued 30,000 shares of our common stock in settlement of $15,750 in accounts payable. The settlement resulted in a loss of $9,003. The shares were valued at $24,753 at the date of settlement. The loss is reflected as additional paid-in capital.

Stock issued upon completion of Regulation S offering during the twelve months ended December 31, 2016

We received $1,105,000 through a placement of common stock units. Each unit consists of one share of common stock and one warrant to purchase common stock. The units were sold for the offering price of $0.50 per unit and resulted in the issuance of 2,210,000 shares of common stock and 2,210,000 warrants. The warrants are exercisable at $1.00 and expire two years from the date of issuance and had a fair market value of $425,425.

Stock-Based Compensation during the twelve months ended December 31, 2016

On February 19, 2016, we issued 1,333,333 shares of our common stock to Mr. Ng (an officer and director of the company) individually and as control person of PT Kinerja as payment for services as part of a service agreement resulting from the license agreement. The shares were valued at the closing price as of the date of the agreement ($0.9001) and resulted in full recognition of $1,200,133 in consulting services expense.

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On June 15, 2016, we issued 300,000 shares of our common stock to an unrelated party as payment for a service agreement. The shares were valued at the closing price as of the date of the agreement ($0.77) and resulted in full recognition of $231,000 in consulting services expense.

In July 2016, we issued 100,000 shares of our common stock to an unrelated party as payment for a service agreement. The shares were valued at the closing price as of the date of the agreement ($0.77) and offset by $1,000 in cash received for the shares. This resulted in full recognition of the excess of fair value over cash received of $77,000 as consulting services expense.

The Company received $150,000 in proceeds from a stock rights offering. The $150,000 will remain a liability until the full minimum offering of $500,000 s met and completed. Unspent funds are segregated and reported as $16,181 restricted cash on the accompanying balance sheet and a deficiency of $133,819 as of December 31, 2016.

Contributed Capital in 2016

We received $7,947 in cash from a related party. As the Company was not obligated to issue shares of common stock or other forms of equity, the receipt was determined to be accounted for as contributed capital.

4. Notes Payable

On May 9, 2017, we had a $50,000 note payable outstanding to our CEO and control shareholder. The balance is due on demand and accrues interest at 8% per annum. As of December 31, 2017, $2,586 in accrued interest was due and was expensed during the twelve-months ended December 31, 2017.

During the twelve months ended December 31, 2017, the Company agreed to convert $100,000 in debt into 200,000 shares of common stock and 200,000 warrants. The debt was non-convertible, and the borrowings took place on May 7, 2017, but were subsequently fully converted on May 23, 2017. As a result, the Company incurred a loss of $396,007 in connection with the shares issued, and a loss of $138,007 in connection with the warrants issued, which was recorded as additional paid-in capital.

In connection with the Company’s investment agreement with Crown Global as discussed throughout the report, the Company issued a commitment fee note payable of $75,000 to Crown. The commitment fee notebears an interest rate of 10% and is due on June 17, 2018. The note has conversion price of $1.25, but in case of maturity default, the conversion price shall be equal to the lower of (i) the conversion price or (ii) 65% of the average of the two (2) lowest trading prices of the Common Stock during the twenty (20) trading days prior to which the Holder elects to convert all or part of the note and holder gives notice of conversion to the Company and its transfer agent.

On November 9, 2017, the Company executed a 10% fixed convertible promissory note payable to Crown Global LLC in the principal amount of $330,000. The note, which is due seven and one halfmonths from the date of funding, was funded by the investor in the initial sum of $150,000 on November 15, 2017 and $150,000 on December 19, 2017. The note is convertible into shares of Common Stock at a conversion price of $1.25 per share if converted within seven and one half months, or thereafter the conversion price shall be equal to the lower of (i) the fixed price or (ii) 65% of the average of the two (2) lowest trading prices of the Common Stock during the twenty (20) trading days prior to which the Holder elects to convert all or part of the note and holder gives notice of conversion to the Company and its transfer agent.

On November 1, 2017, the Company executed an 8% fixed convertible promissory note payable to Crossover Capital Fund I, LLC in the principal amount of $115,000. The note is due eight months from the date as mentioned above. The note is convertible into shares of Common Stock at a conversion price of $1.3 per share if converted within 8 months, or thereafter the conversion price shall be equal to the lower of (i) the fixed price or (ii) 65% of the average of the two (2) lowest trading prices of the Common Stock as reported on the National Quotations Bureau OTC market on which the Company’s shares are traded, for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent.

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The Tangiers Global fixed convertible promissory notes payable and the commitment fee note are guaranteed an interest payment of 10% of the beginning note balance. As such, the Company had to immediately expense the balances during 2017.

In accordance with ASC 470, the Company has analyzed the beneficial nature of the initial conversion terms of the fixed convertible notes and determined that a beneficial conversion feature (BCF) exists because the effective conversion price was lower than the quoted market price at the time of the issuance. As of December 31, 2017, the Company recognized a $51,638 BCF, and amortization expenses of $11,983 on the discount.

For the year ended December 31, 2017, the Company has recognized $44,851 in interest expense related to the notes as described above.

5. Related Party Transactions

On December 1, 2015, the Company entered into an agreement with PT Kinerja Indonesia, an entity organized under the laws of Indonesia (“PT Kinerja”), for an exclusive, world-wide license to use and commercially exploit certain KinerjaPay technology and intellectual property. Pursuant to the License Agreement and in consideration for the payment of royalties, the Company has been granted the exclusive, world-wide rights to the KinerjaPay IP, an e-commerce platform that provides users with the convenience of e-commerce services for bill transfer and online shopping. Mr. Ng is the control person of PT Kinerja and a controlling shareholder, CEO and Chairman of the Company.

On February 19, 2016, we issued 1,333,333 shares of our common stock to Mr. Ng, our CEO, sole director and control person. Mr. Ng is the sole officer and directors and control person of PT Kinerja, the other party to this agreement, as payment for services as part of a service agreement resulting from the license agreement. The shares were valued at the closing price as of the date of the agreement ($0.9001) and resulted in full recognition of $1,200,133 in consulting services expense.

The Company issued 1,333,333 restricted shares of common stock in 2016 to PT Kinerja Indonesia and paid a one-time set-up fee of $55,000.

As the Service Company, PT Kinerja collected the revenue from the platform and transfer it to the Company.

As of December 31, 2017, we had $52,673 in accounts payable due to our CEO consisting of a $50,000 loan and $2,673 in expenses paid on behalf of the Company by our CEO. The balance is due on demand and accrues interest at 8% per annum. As of December 31, 2017, $2,586 in accrued interest was due and was expensed during the twelve-months ended December 31, 2017.

All revenue received during 2017 was received from PT Kinerja Indonesia, which has the same control person residing at both companies. Pt Kinerja Indonesia receives payments from the portal that we license and then remits the funds back to us. We paid our sister company $324,131 for costs associated with servicing customers and maintaining the website and license agreement during 2017. As of December 31, 2017, we still owed them $51,759, which is reflected in accrued expenses.

As of December 31, 2017, we were owed an accounts receivable balance of $20,900, and once revenues are positively earned, we owe a 1% royalty fee on net revenues on a quarterly basis.

6. Income Taxes

We have adopted ASC 740 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management’s estimate of the probability of the realization of these tax benefits. Our net operating loss carryovers incurred prior to 2008 considered available to reduce future income taxes were reduced or eliminated through our recent change of control (I.R.C. Section 382(a)) and the continuity of business limitation of I.R.C. Section 382(c).

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We have a current operating loss carry-forward of $2,156,022. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all our net deferred tax asset.

Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

	December 31
	2017	2016
Individual components giving rise to the deferred tax assets are as follows:
Future tax benefit arising from net operating loss carryover	$754,608	$354,799
Less valuation allowance	(754,608)	(354,799)
Net deferred	$-	$-

The Company is not under examination by any jurisdiction for any tax year. Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2014.

7. Legal Proceedings and Loss Contingencies

We accrue for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

The Company has no current legal proceeding and did not accrue any loss for contingencies as of December 31, 2017.

8. Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established sufficient revenue to cover its 2017 operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2017, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

9. Subsequent Events

On January 2, 2018, the Company received $100,000 as a result of the exercise by an institutional investor of 100,000 Class C Warrants that had been originally issued as part of a unit purchase transaction in April 2017. The Class C Warrants were exercisable for a period of 12 months to purchase 100,000 shares of common stock at an exercise price of $1.00 per share.

On January 3 and January 4, 2018, the Company issued a total of 581,171 restricted shares to third parties in consideration for services valued at $1.82 per share based upon the price of the shares on the date of issuance.

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On January 11, 2018, the Company entering into an Advisory Agreement with Blockchain Industries, Inc., a public Nevada corporation and Fintech Financial Consultants, Inc., a Nevada corporation. In connection with the Advisory Agreement, the Registrant agreed to issue 1,000,000 shares valued at $1.05 per share to Blockchain Industries, an “accredited investor,” as that term is defined in Rule 501 under Regulation D promulgated by the SEC under the Act.

On January 16, 2018, the Company issued 20,000 restricted shares to a key employee for services valued at $1.80 based upon the price of the shares on the date of issuance.

On February 9, 2018, the Company issued a total of 200,000 restricted shares to two parties in consideration for services valued at $0.97 per share based upon the price of the shares on the date of issuance.

On January 23 and February 14, 2018, the Company issued a total of 200,000 restricted shares to third parties for services valued at $1.37 per share based upon the price of the shares on the respective dates of issuance.

On March 12, 2018, the Company issued 80,000 restricted shares to a third party for services valued at $1.05 per share based upon the price of the shares on the date of issuance.

On January 9, 2018, the Company entered into a Series A Convertible Preferred Stock Securities Purchase Agreement (the “Agreement”) with an institutional investor for an aggregate purchase price of $500,000 (the “Share Purchase Price”). The total net proceeds to the Registrant for issuance and sale of the Series A Convertible Preferred Stock (the “Preferred Stock”) was $445,000 after payment of due diligence and legal fees related to this transaction.

The Preferred Stock is convertible into 400,000 shares of the Registrant’s Common Stock, at a conversion price of $1.25 per share. In addition, the Registrant issued to the Investor Class N Warrants (the “Warrants”) exercisable to purchase 400,000 shares on a cashless basis, at an exercise price of $1.25 per Share, during a period of three (3) years from the date of the Agreement.

The issuances of the above-referenced restricted shares were made in reliance upon the exemptions provided in Section 4(2) of the Act and Regulation D and Regulation S promulgated by the SEC under the Act.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OFFINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which refer to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

The Company was incorporated in Delaware on February 12, 2010 under the name Solarflex Corp. for the purpose of developing, manufacturing and selling a solar photovoltaic element, a device that converts light into electrical flow (also known as a photovoltaic cell) based on certain proprietary technology to enable an increase in solar energy conversion and provide energy at a lower cost. We did not generate any revenues from the sale of any solar photovoltaic element, nor did we successfully manufacturer or construct a working prototype. We determined during the 4th quarter of 2015 to evaluate potential business opportunities.

On December 1, 2015, the Company entered into a license agreement (the “License Agreement”) with PT Kinerja Indonesia, an entity organized under the laws of Indonesia and controlled by Mr. Ng (“PT Kinerja”), for an exclusive, world-wide license to use and commercially exploit certain technology and intellectual property (the “KinerjaPay IP”) and its website, KinerjaPay.com. Pursuant to the License Agreement, the Company was granted the exclusive, world-wide rights to the KinerjaPay IP, an e-commerce portal.

On March 10, 2016, the Company’s name change to KinerjaPay Corp. and its one-for-thirty reverse stock split became effective. The Company’s shares of common stock are subject to quotation on the OTCQB market under the symbol KPAY.

On August 31, 2016, the Registrant and its wholly-owned Indonesian subsidiary, PT. Kinerja Pay Indonesia, entered into an a Cooperation and Service Agreement with Black Grace Investment Ltd, organized under the laws of the British Virgin Island (“Black Grace”) and its affiliate, PT. Pay Secure Online Indonesia, organized under the laws of Indonesia. Pursuant to this Agreement, PT/ PaySec granted PT. Kinerja Pay the right to use the PT. PaySec’s payment services (“Payment Services”) under a revenue sharing arrangement. As consideration for the use of the Payment Services, the Registrant agreed to issue 200,000 restricted shares to Black Grace or its designee. As further consideration for the use of the Payment Services, the Parties agreed that to share the net revenues generated from the use of the Payment Services and e-wallet and payment gateway technology on a 50/50 basis.

On September 8, 2016, PT. Kinerja Pay entered into a second Cooperation and Service Agreement with PT. Indonesia EnamDua, organized under the laws of Indonesia (“PT.IED”), which owns 62hall.co.id, an integrated wholeseller that sells online a wide range of products and services, an online search engine and extensive customer services. Pursuant to this Agreement, the parties agreed to share resources in connection with the development of PT, Kinerja Pay’s new e-commerce portal, KinerjaMall.com. In consideration for PT.IED’s services, the parties agreed to allocate the profits, defined as an item’s selling price on KinerjaMall.com minus the cost price of the item sold, 90% to PT. Kinerja Pay and 10% to PT.IED.

On April 10, 2017, the Company announced that customers are now able to use its platform to make payments to state-run Pegadaian, the largest provider of fiduciary services and credit across Indonesia.

Our principal products and services are (i) our electronic payment service (the “EPS”); and (ii) our virtual marketplace (the “Marketplace”) both of which are available on our portal under the domain name KinerjaPay.com (the “Portal”). Our Android-based mobile app not only serves as an extension of desktop or laptop access to our website but has additional in-app services that cater to mobile users, such as social engagement and digital entertainment (the “Mobile App”). We believe that in combining our EPS function (“PAY”) with the ability to buy and sell products via our virtual marketplace (“Buy”) enhanced by a gamification component (“Play”) our customers and merchants increase their loyalty to our services.

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Indonesia, the world’s fourth most-populous country, having a population estimated to be 255 million people, is becoming an economic power in the Southeast Asia region. Over 50% of its population is below the age of 30 and we believe that the young Indonesian population is highly adaptive to new technology. The rise of Smartphones and tablets that sell for less than US$100 is rapidly broadening internet access and pushing the Indonesian e-commerce market toward a critical point in terms of scale and profitability, in spite of significant challenges due to poor infrastructure and payment systems. The number of internet users is excepted to double to 125 million by 2017 and Smartphone ownership is to rise from 20 per cent to 52 per cent in the same period, the highest percentage compared to other Southeast Asian countries, according to Redwing, an advisory group.

Notwithstanding our belief that our Portal represents a significant advance as compared to other Indonesian portals, there are a number of potential difficulties that we might face, including the following:

● We may not be able to raise sufficient additional funds to fully implement our business plan and grow our business;

● Competitors may develop alternatives that render our Portal services redundant or unnecessary;

● Our proprietary technology may be shown to have characteristics that may render it insufficient for our business;

● Our Portal may not become widely accepted by consumers and merchants; and

● Strict, new government regulations and inappropriate e-commerce policies, especially in an emerging economy such as Indonesia, may hinder the growth of the e-commerce market.

During the six months ended June 30, 2018, we raised $500,000 from the private sale of equity, $344,000 from the issuance of short-term debt, and $100,000 in proceeds from the exercise of warrants. During 2017, we raised $952,000 from the private sale of equity securities. We expect to raise an additional $7.5 million during 2019.

Results of Operations during the six months ended June 30, 2018 as compared to the six months ended June 30, 2017

During the six months ended June 30, 2018 and 2017, we generated revenue from services of $2,338,121 and $150,750, respectively. During the six months ended June 30, 2018, we had costs related to our services revenue of $2,336,793 compared to $159,088 during the same period of the prior year, resulting in a positive gross margin of $1,328 and negative gross margin of $8,338, respectively.

During the six months ended June 30, 2018 and June 30, 2017, we had general and administrative expenses of $4,379,863 and $3,549,148, respectively, and depreciation expense of $2,051 and $ 956, respectively, during the same period in the prior year. During the six months ended June 30, 2018, we had other costs and expenses related to interest expense of $18,823 compared to other costs and expenses related to interest expense of $14 during the six months ended June 30, 2017, a loss of $ 126,016 and $442,697 related to debt conversion; and $53,763 and $70 in other expenses. Our total costs and expenses were $4,579,188 during the six months ended June 30, 2018 and $4,001,223 during the six months ended June 30, 2017.

We had a net loss of $4,579,188 during the six months ended June 30, 2018 compared to a net loss of $4,001,223 during the six months ended June 30, 2017.

Results of Operations during the three months ended June 30, 2018 as compared to the three months ended June 30, 2017

During the three months ended June 30, 2018 and 2017, we generated gross revenues from a related party of $644,398 and $148,748, respectively. During the three months ended June 30, 2018 and 2017, we had costs related to our revenues from a related party of $631,793 and $158,306, resulting in a positive gross margin of $12,605 and negative gross margin of $9,558, respectively.

During the three months ended June 30, 2018, we had general and administrative expenses of $1,074,289 and depreciation expense of $980, as compared to $2,288,683 and $621, respectively, during the same period in the prior year. During the three months ended June 30, 2018, we had other cost and expenses related to interest expenses of $9,166 as compared to $14 during the same period in the prior year. During the three months ended June 30, 2018 and 2017, we had a loss of $126,016 and $442,697 related to debt conversion. During the three months ended June 30, 2018 and the three months ended June 30, 2017, we had other expenses of $14,017 and $70. Our total costs and expenses were $1,211,953 during the three months ended June 30, 2018 as compared to $2,741,643 in the same period in the prior year.

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We had a net loss of $1,211,953 during the three months ended June 30, 2018, as compared to a net loss $2,741,643 during the three months ended June 30, 2017.

Results of Operations during the twelve months ended December 31, 2017 as compared to the twelve months ended December 31, 2016

During the twelve months ended December 31, 2017, we generated revenues of net revenues from a related party of ($106,262) as compared to no revenues in during the twelve months ended December 31, 2016.

During the twelve months ended December 31, 2017, we had a total general and administrative expenses of $5,597,398 comprised of marketing expenses of $148,187, general and administrative expense of $5,446,336 and $2,875 in depreciation expense. During the twelve months ended December 31, 2016, we had total general and administrative expenses of $2,688,144 comprised of $2,687,855 in general and administrative expense and $289 in depreciation expense.

We had a loss from operations during the twelve months ended December 31, 2017 and 2016 of $5,703,660 and $2,688,144, respectively.

During the twelve months ended December 31, 2017 and 2016, we had interest expenses of $44,851 as compared to $648 in the same period in the prior year. During the twelve months ended December 31, 2017 and 2016, we had expenses related to amortization of debt discount of $21,275 and $0, respectively. We expensed losses due to debt extinguishments of $396,007 in 2017 as compared to $9,003 in the same period in the prior year.

Our total costs and expenses during the twelve months ended December 31, 2017 and 2016 were $462,133 and $2,697,795, respectively.

During the twelve months ended December 31, 2017, we had a net loss of $6,165,793 as compared to a net loss of $2,697,795 in 2016.

Liquidity and Capital Resources

On June 30, 2018, we had $239,463 in current assets represented by cash of $ 58,399, accounts receivable of $61,278, prepaid expenses and deposits of $104,323 and inventory of $15,463. On December 31, 2017, we had $248,227 in current assets consisting of $160,629 in cash, accounts receivable of $23,587, prepaid expenses and deposits of $64,011 and inventory of $0. On December 31, 2016, we had $77,738 in current assets consisting of $32,591 in cash, $16,181 in restricted cash and $28,966 in prepaid expenses.

We had fixed assets of $19,226 as of June 30, 2018 and $12,596 as of December 31, 2017. We had total assets of $372,486 as of June 30, 2018 and $526,868 as of December 31, 2017. We had fixed assets of $3,845 as of December 31, 2016. We had other assets of $0 at December 31, 2016. We had total assets of $81,583 as of December 31, 2016.

As of June 30, 2018, we had $959,126 in current liabilities comprised of $54,945 in accounts payable, $61,381 in accrued expense, $3,290 in tax payable, $50,510 in payable to affiliate and $789,000 in notes payable. As of December 31, 2017, we had total current liabilities of $641,777 consisting of accounts payable of $2,794, accrued expense of $97,873, tax payable of $8,092, payable to affiliate of $52,673 and notes payable of $480,345, net of discount. As of December 31, 2016, we had total current liabilities of $157,663 consisting of accounts payable of $3,461, tax payable of $95, accrued expenses of $4,107 and unissued stock subscriptions of $150,000. We had no long-term liabilities as of December 31, 2017 and 2016.

We had no long-term liabilities as of June 30, 2018, December 31, 2017 December 31, 2016.

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We used $1,037,549 in our operating activities during the six months ended June 30, 2018, which was due to a net loss of $4,579,188 offset by total non-cash compensation charges of $3,298,941, $2,051 in depreciation expense, an increase in receivable of $37,691, an increase in prepaid expenses of $40,312, an increase in inventory of $15,463 and a decrease in other assets of $94,383, an increase in accounts payable of $45,186, and a decrease in accrued liabilities of $28,992.

We used $728,562 in our operating activities during the six months ended June 30, 2017, which was due to a net loss of $4,001,223 offset by total non-cash compensation charges of $1,884,751, loss on conversion of debt amounting to $442,697, depreciation expense of $956, share based compensation of $ 1,116,828, an increase in receivable of $ 26,573, a decrease in prepaid expense of $7,364, a decrease in accounts payable of $149,255 and a decrease in accrued liabilities of $ 4,107.

We used $1,423,362 in our operating activities during the twelve months ended December 31, 2017, which was due to a net loss of $6,165,793 offset by depreciation and amortization expense of $24,150, a loss on extinguishment of debt of $396,007, non-cash compensation charges of $4,627,475, an increase in accounts receivable of $23,587, an increase in prepaid expenses of $35,045, an increase in other assets of $200,337, a decrease in accounts payable of $89,997 and an increase in accrued liabilities of $43,766.

We used $1,301,701 in our operating activities during the twelve months ended December 31, 2016, which was due to a net loss of $2,697,795 offset by depreciation expense of $289, a loss on extinguishment of debt of $9,003, non-cash compensation charges of $1,508,133, an increase in prepaid expenses of $28,966, a decrease in accounts payable of $96,457 and an increase in accrued liabilities of $4,092.

We financed our negative cash flow from operations during the six months ended June 30, 2018 through the issuance of preferred stock of $500,000, debt borrowings of $344,000, and exercise of warrants of $100,000. We financed our negative cash flow from operations during the six-month period ended June 30, 2017 through the issuance of common stock of $902,000 and debt borrowings of $150,000.

We financed our negative cash flow from operations during the twelve months ended December 31, 2017 through the issuance of common stock of $952,000 and proceeds from the issuance of debt of $595,000.

We financed our negative cash flow from operations during the twelve months ended December 31, 2016 through the issuance of common stock of $1,105,000 and $7,947 in contributed capital offset by principal debt payments of $8,689.

We had investing activities of $8,681 during the six months ended June 30, 2018 related to purchase of equipment compared to $7,969 during the six months ended June 30, 2017 related to the purchase of equipment.

We had investing activities of $11,626 during the twelve months ended December 31, 2017 related to the purchase of fixed assets. We had investing activities of $4,134 during the twelve months ended December 31, 2016 related to the purchase of fixed assets.

Availability of Additional Capital

During the six months ended June 30, 2018, we raised $500,000 from the private sale of equity, $344,000 from the issuance of short-term debt and $100,000 in proceeds from the exercise of warrants. During 2017, we raised $1,547,000 from the private sale of equity and debt securities.

Notwithstanding our success in raising over $2,491,000 from the private sale of equity securities during the six months ended June 30, 2018 and the year ended December 31, 2017, and our expectation that we will be able to raise an additional $5.5 million during 2019, there can be no assurance that we will be able to raise such amount at terms and conditions acceptable to the Company, if at all.

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If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

We are not aware of any material trend, event or capital commitment, which would or could potentially adversely affect our liquidity. The Company currently has no arrangements with any persons or entities with regard to our existing debt, however limited. We do not have any arrangements with potential investors or lenders to provide us with any additional financing and there can be no assurance that any such additional financing will be available when required in order to proceed with the business plan.

Any additional equity financing may be dilutive to our stockholders, new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock. Debt or equity financing may subject us to restrictive covenants and significant interest costs.

Capital Expenditure Plan During the Next Twelve Months

During the six months ended June 30, 2018 and during the year 2017, we raised $2,491,000 from the private sale of equity and debt securities. We expect to raise an additional $5.5 million during the next 12 months to fully implement our business plan and fund our operations.

We plan to use these funds for significant investments in sales and marketing, concentrating principally on online advertising and incentivizing existing customers for the introduction of new customers, among other strategies. However, there can be no assurance that: (i) we will continue to be successful in raising equity capital in sufficient amounts and/or at terms and conditions satisfactory to the Company; or (ii) we will generate sufficient revenues from operations, to fulfill our plan of operations. Our revenues are expected to come from the sale of our portal services. As a result, we will continue to incur operating losses unless and until we are able to generate sufficient cash flow to meet our operating expenses and fund our planned sales and market efforts. There can be no assurance that the market will adopt our portal or that we will generate sufficient cash flow to fund our enhanced sales and marketing plan. In the event that we are not able to successfully: (i) raise equity capital and/or debt financing; or (ii) market and significantly increase the number of portal users and revenues from such users, our financial condition and results of operations will be materially and adversely affected and we will either have to delay or curtail our plan for funding our sales and marketing efforts.

Going Concern Consideration

Our registered independent auditors have issued an opinion on our financial statementsfor the year 2017 which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business.

Off-Balance Sheet Arrangements

As of June 30, 2018, December 31, 2017 and 2016, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of As of June 30, 2018, December 31, 2017 and 2016, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the year ended December 31, 2017 and 2016, and are included elsewhere in this prospectus.

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DESCRIPTION OF BUSINESS

Corporate Developments Since Inception

The Company was incorporated in Delaware on February 12, 2010 under the name Solarflex Corp. for the purpose of developing, manufacturing and selling a solar photovoltaic element, a device that converts light into electrical flow (also known as a photovoltaic cell) based on certain proprietary technology to enable an increase in solar energy conversion and provide energy at a lower cost.

Its business plan was to use the Equipment to: (i) develop a working prototype of its photovoltaic cell for testing and evaluation; (ii) enter into arrangements with third parties for a manufacturing process to produce the photovoltaic elements for sale to solar panel producers; and (iii) enter into distribution agreements for the commercial sale of our products.

From the date of the Asset Purchase Agreement through mid 2015, the Equipment was not in working order, nor was there any estimated timeline for our ability to use the Equipment to manufacture of photovoltaic cells exploiting our solar panel technology. As a result, it is determined that it was not in the best interests of the Company or its shareholders to continue to devote resources towards efforts to commercially exploit its photovoltaic cell technology through the use of the Equipment or otherwise.

The Company did not generate any revenues from the sale of any solar photovoltaic element, nor did we successfully manufacturer or construct a working prototype.

On November 10, 2015, the Company entered into an Asset Purchase Rescission Agreement with IEC (the “Rescission Agreement”) pursuant to which: (i) we transferred and assigned all right, title and interest in the Equipment back to IEC; (ii) IEC returned 333,333 of the 2,000,000 Shares back to the Company; (iii) IEC transferred and assigned the remaining 1,666,667 Shares to Mr. Edwin Witarsa Ng, a resident of Indonesia, who was appointed as Chairman of our Board of Directors, in consideration for a cash payment by Mr. Ng of $20,000 to IEC. The rationale for the Rescission Agreement was based upon the Registrant’s determination not to pursue the use and commercial exploitation of the Equipment in furtherance of its former solar energy business plan.

Recent Developments and Future Projects

On December 1, 2015, the Company entered into a license agreement (the “License Agreement”) with PT Kinerja Indonesia, an entity organized under the laws of Indonesia and controlled by Mr. Ng (“PT Kinerja”), for an exclusive, world-wide license to use and commercially exploit certain technology and intellectual property (the “KinerjaPay IP”) and its website, KinerjaPay.com. Pursuant to the License Agreement, the Company was granted the exclusive, world-wide rights to the KinerjaPay IP, an e-commerce platform that provides users with the convenience of e-wallet service for bill transfer and online shopping having advanced functionality features, among others, and is among the first portals to allow users the convenience to top-up phone credit.

On March 10, 2016, the Company’s name changed to KinerjaPay Corp. and its one-for-thirty (1:30) reverse stock split became effective.

On August 31, 2016, the Registrant and its wholly-owned Indonesian subsidiary, PT. Kinerja Pay Indonesia, entered into a Cooperation and Service Agreement with Black Grace Investment Ltd, organized under the laws of the British Virgin Island (“Black Grace”) and its affiliate, PT. Pay Secure Online Indonesia, organized under the laws of Indonesia. Pursuant to this Agreement, PT/ PaySec granted PT. Kinerja Pay the right to use the PT. PaySec’s payment services (“Payment Services”) under a revenue sharing arrangement. As consideration for the use of the Payment Services, the Registrant agreed to issue 200,000 restricted shares to Black Grace or its designee. As further consideration for the use of the Payment Services, the Parties agreed that to share the net revenues generated from the use of the Payment Services and e-wallet and payment gateway technology on a 50/50 basis.

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On September 8, 2016, the Company entered into a second Cooperation and Service Agreement with PT. Indonesia Enam Dua, organized under the laws of Indonesia (“PT.IED”), which owns 62hall.co.id, an integrated wholesaler and online shop that sells online a wide range of products and services, an online search engine and extensive customer services. Pursuant to this Agreement, the parties agreed to share resources in connection with the development of PT, Kinerja Pay’s new e-commerce portal, KinerjaMall.com. In consideration for PT.IED’s services, the parties agreed to allocate the profits, defined as an item’s selling price on KinerjaMall.com minus the cost price of the item sold 90% to the Company and 10% to PT.IED. The Company has not generated revenues as a result of this Corporation and Service Agreement.

At the end of March 2017, we started, in cooperation with third parties, providing monthly billing services to PLN customers which could serve potentially 10 million accounts nation-wide. During April 2017, we expanded our payment channel by cooperation with large state-companies in Indonesia such as PT Pos Indonesia and PT Pegadaian, as well as leading multi finance companies including Columbia Cash & Credit, Mega Auto Finance and WOM Finance. In addition, beginning of May 2017, we also extended our payment channel to include minimart chains such as Indomaret and Alfamart, as well as PT 24 Jam Online. We believe that by expanding our network of payment channels, we will serve unbanked Indonesian customers and businesses to shop and pay bills quicker, safer, and more conveniently.

At the end of July 2017, the Company entered into a Cooperation and Service Agreement with Ace Legends, Pte. Ltd, organized under the laws of Singapore (“ACE”). Pursuant to the agreement, ACE, a game developer, will develop games for the Company for a consideration of $100,000 to pay the lisence as Game Publisher for ACE’s games, 80,000 shares of the Company and $5,000 to be paid monthly for the duration of the Agreement which is 18 months. The agreement was later amended to start on December 1, 2017 to change the start of the agreement from July 31, 2017 to December 1, 2017. In March 2018, the Company launched its first games called Floo. This game is a result of a partnership with Ace Legends Pte. Ltd (“ACE”), a Singapore-based game developer and belongs to a new generation of games.

On January 12, 2018, the Company entered into an advisory agreement with Blockchain Industries, Inc., a public Nevada corporation (OTC: BCII), and Fintech Financial Consultants, Inc., a private Nevada corporation (the “Advisory Agreement”). During the second quarter of 2018, the Company decided to defer the pursuit of any development of a Token-based Payment and COIN-Trading Platform for the foreseeable future and may decide to not pursue development at all.

On September 4, 2018, the Company completed to acquisition of PT. Kinerja Indonesia as a result of which the Company will be able to consolidate all revenues. At the same time, the Company’s service agreement with PT. Kinerja Indonesia will end.

On September 13, 2018, the Company incorporated PT. Kinerja SimpanPinjam, a new wholly-owned subsidiary, for the purpose of managing its KFUND brand as a peer-to-peer (P2P) lending platform focusing on micro-lending activities. The Company plans to develop the KFUND brand mainly targeting the consumer sector to facilitate micro loans ranging from $100 to $1,000 on biweekly or monthly term. As facilitator of the lending facility, the Company will earn up to 5% of the fee charged by the loan provider. We estimate to facilitate approximately 1,000 micro loan originations within a few months after commencing our KFUND brand. The Company’s platform will also enable individuals to secure loans with investors to lend their own money at mutually agreed upon interest rates. Individuals interested in borrowing money submit their funding needs through our KPAY app upon which investors then are able to evaluate the applicant’s eligibility for their specific lending criteria. The main consumer target group are individuals who have only limited access to banking services and are not familiar with the banking system. The Company reasonably expects that the costs of developing, lunching and funding this peer-to-peer micro lending facility during its initial start-up period to be approximately $175,000. However, there can be no assurance that we will not experience cost higher than estimated and/or delays in this project that could adversely impact the Company’s results of operations and liquidity and capital resources.

On October 4, 2018, the Company announced that PT. Kinerja Indonesia, a wholly-owned subsidiary, had signed Term-Sheet Agreement with PT. Mitra Distribusi Utama (“PT. MDU”). PT. MDU has been providing as mobile prepaid data package to all telecommunications operators in Indonesia since 2007. PT. MDU generated sales of exceeding $30 million in 2017, mainly by selling prepaid data plans for internet usage to Indonesia’s fast-growing mobile internet users. Subject to further due diligence, the acquisition is expected to be completed by the end of 2018.

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During the year 2018, the Company continued developing its digital payment and e-commerce platform.

Our E-Commerce Portal KinerjaPay.com

Indonesia represents one of the largest opportunities in the e-commerce sector. It is the fourth largest country in the world in term of the population size with GDP just slightly under $1 trillion, yet its citizens are largely underserved by the banking industry and less than 10% have credit cards. The Company believes to have has found a way to bridge this gap, for both consumers and businesses.

To date, the Company’s principal products and services are: (i) electronic payment service (the “EPS”); and (ii) virtual marketplace (the “Marketplace”) both of which are available on its portal under the domain name KinerjaPay.com (the “Portal”). The Android-based mobile app does not only serve as an extension of desktop or laptop access to the website, but has additional in-app services that cater to mobile users, such as social engagement and digital entertainment (the “Mobile App”). The Company believe that in combining its EPS function (“PAY”) with the ability to buy and sell products via its virtual marketplace (“Buy”) enhanced by a gamification component (“Play”) its customers and merchants are enticed to return more often and increase their loyalty to its services.

From December 1, 2015, the date KinerjaPay Corp acquired the exclusive license, until April 11, 2016, the date that its Indonesian subsidiary was formed and we opened a bank account to conduct its operations in Indonesia, we engaged in capital raising activities to fund our e-commerce business operations, but generated no revenues. While the Company began operating activities in May 2016, it did not have in place the infrastructure to conduct billing and collections. The Company began generating revenues from sales of its Portal services in 2017.

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On August 22, 2016, the Registrant’s wholly-owned Indonesian subsidiary, PT Kinerja Pay Indonesia, entered into an addendum (the “Addendum”), effective as of July 1, 2016, between the Registrant and its subsidiary, on the one hand, and PT. Kinerja Indonesia. Pursuant to the Addendum, the Registrant’s subsidiary agreed to utilize certain payment services of PT. Kinerja Indonesia as described below. The reason for entering into the Addendum was due to the fact that the PT. Kinerja Indonesia has already successfully established the requisite infrastructure for billing, collections, payments and related payment services (the “Payment Services”) in the furtherance of its various businesses, including its e-Wallet and Web Portal business that were the subject of the License Agreement between the Registrant and PT Kinerja Indonesia dated December 1, 2015. In lieu of the Company devoting the time, efforts and resources to develop its own Payment Services, which the Registrant recently determined would not only delay its ability to timely commence billing and collections as well as be unnecessarily duplicative of the Payment Service infrastructure in place at PT Kinerja, this would also require incurring costs in hiring and maintaining additional personnel. On September 4, 2018, the Company completed to acquisition of PT. Kinerja Indonesia as a result of which the Company will be able to consolidate all revenues.

We recognize our revenues pursuant to ASC 605at net revenues since we are an agent and not a principal to the various transactions with other financial institutions and or technology companies through our leased portal. We have eight different revenue streams. Gross revenue from the various steams were as follows: Mobile phone prepaid $2,291,067, Kinerja Store $463, Payment Gateway Services $9, Instant Pay Fees Collection $68,431, Marketplace Merchant Partners $203, Marketplace Merchant Users $11, Remittance $29,180, and Unipin $3,179. Gross cost of goods sold exceeded gross revenues for the year ended December 31, 2017. We recognize revenue when the four criteria of revenue have been met which includes:(1) Persuasive evidence of an arrangement, (2) services and or delivery being rendered, (3) the price is fixed or determinable and (4) collectability is reasonably assured.

Our Electronic Payment Service

Through our Portal and Mobile App, operated through PT Kinerja Indonesia, we will provide EPS to consumers and merchants. Our EPS provides an affordable, secure and reliable method to consumers and merchants, as well as friends and family, to pay and transfer money using electronic devices (e.g., mobile, tablets and personal computers). In addition, consumers, merchants and businesses of all sizes can accept payments from merchant websites and mobile devices. Our EPS service enables consumers to conveniently pay utility bills, phone bills, credit card payments and add credit to their cell phone accounts. The Company developed a proprietary digital e-wallet software, which provides users with the ability to complete EPS transactions safely and conveniently. The e-wallet acts as an escrow account as payments will only be released to the seller once the buyer has received the product.

Based upon published information, we believe that at present, approximately 35% of the Indonesian population has no bank account and these persons represent a significant target market of potential users for our EPS.

Based on data from Alexa.com, a website analytics provider, customers for our Portal spend an average of 30 minutes on our Portal, which we believe is partly due to our unique gamification features. The Company believe this opens potentially significant opportunities for additional monetization and enhanced revenues. The Company plans to expand our Portal functionality to offer advertising packages to our merchants and partners. The Company also intends to engage mobile publishers such as Google and Facebook to use our Portal as a channel for advertising.

The Company provides its customers with the option of using their account at our Portal to both purchase and be paid for goods, as well as transfer and withdraw funds. Our business plan is to provide our customers with the capability of funding a purchase using a bank account, a credit or debit card account. We also plan to offer merchants an end-to-end payments solution that provides authorization and settlement capabilities. Our services provide merchants with the ability to connect with their customers and manage and hopefully minimize their collection risk. For the safety of our customers, we have introduced an application-generated token to confirm outgoing payments for more secure transactions.

Our Virtual Marketplace

We launched our virtual marketplace during 2017 as a free platform for buyers to explore and discover products and sellers to establish a low-cost online presence for their product. We link buyers and sellers of various products from our local Indonesian markets. We organized and designed our Marketplace using our proprietary software to enable sellers to offer their products for sale and buyers to find and buy it virtually at a great value anytime. Our Marketplace includes a “Max 3-Steps” concept to streamline the shopping experience. Users just choose an item, check out and make a payment using an e-wallet function aimed accelerating the check out procedure and making the shopping experience more convenient.

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We believe that our Marketplace will provide our customers with a safe and convenient way to purchase whatever they are looking for in their local vicinity or nationwide.

Users may access our Marketplace anytime, anywhere through traditional devices such as desktop and laptop computers or from devices such as Smartphones and tablets using our Mobile App or our mobile-optimized website.

In addition to a typical online marketplace that offers a broad range of products, we try to differentiate ourselves by focusing on computer related products as well as mobile phone prepaid vouchers utilized by approximately 98% of Indonesia mobile users representing a prepaid voucher market size of approximately US$4B, according to research conducted by AdPlus, a leading digital media network in Indonesia.

Our EPS service and Marketplace combine enhanced functionality and gamification, which incorporates game-design elements and game principles in non-game contexts for the purpose of keeping our users more often and longer engaged with our services.

We plan to expand our Marketplace to include more items and more creative ways to attract customers in purchasing and exchanging their goods. More proprietary games will be offered with more attractive bonuses that can later be used to redeem in our Marketplace. We believe that our gamification component will entice consumers to return and increase their loyalty to our Portal and Marketplace.

Our Market Opportunity in Indonesia

Indonesia, the world’s fourth most-populous country, having a population estimated to be 266 million people, is rapidly becoming the major economic power in the Southeast Asia region. Over 50% of its population is below the age of 30 and as a result, we believe that the young Indonesian population is highly adaptive to new technology. Indonesia’s e-commerce growth rate has built-in factors such as fast increase in year-to-year internet users and rapidly growing discretionary spending among the middle class. In addition, the rise of inexpensive Smartphones and tablets is rapidly broadening internet access and pushing the Indonesian e-commerce market toward a critical point in terms of scale and profitability, in spite of significant challenges due to poor infrastructure and payment systems.

We believe that due to the aforementioned factors, among others, Indonesia will experience significant growth in e-commerce transactions. The number of internet users is excepted to surpass 125 million by 2017 and Smartphone ownership is to approximately 40 to 50% in the same period.

The e-commerce market in Indonesia, where our business operates and where our initial marketing efforts will be focused, is reported to be the fastest growing in the Southeast Asian region. According to a joint report released by idEA, Google Indonesia, and Taylor Nelson Sofres (TNS),

We believe that Indonesia provides many opportunities for e-commerce business as compared to other emerging Asian economies. At present, this archipelago nation’s e-market is projected to reach $130 billion by 2020 only surpassed by China and India. With an estimated annual growth rate of 50% in e-commerce and strong mobile-first initiatives, retailers have a unique opportunity in Indonesia to focus on developing truly mobile platforms to help facilitating e-commerce market growth, particularly in the Consumer Packaged Goods (CPGs) sectors.

Indonesia’s current e-commerce market is similar to that of early-stage Chinese e-commerce market, with a large pool of entrepreneurial sellers providing goods to be purchased based strongly on social media recommendations. Similarly, e-commerce in Indonesia also mimics the early-stage US e-commerce market, which was marked by customers who are anxious to trust online payments and retailers. We believe that Indonesia’s e-commerce market is enormous potentials by combining a hybrid of opportunities as found in the US and China’s e-commerce economies, which we believe will propel Indonesia’s e-commerce market onto the global stage.

Sales and Marketing

Our primary marketing focus will be to emphasize our key differentiator which we believe is combining our EPS option PAY with the ability to buy and sell products via our Marketplace BUY enhanced by a gamification component PLAY, which entices consumers to return and increase their loyalty to our Portal and Marketplace.

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We expect to commence a nationwide marketing campaign to promote the Kinerjapay.com Portal and Marketplace to Indonesian consumers and merchants during the second quarter of 2017. We intend to use marketing techniques including advertising on Facebook®, YouTube®, Twitter®, AdWords®, AdChoices® and Instagram®. Early January 2017, the holiday campaigns held by KinerjaPay was able to help securing a milestone of reaching 100,000 users.

We developed a referral program called MGM - Member Get Member, which is aimed at incentivizing current members to refer our platform to friends and family. In addition, we used venues such as online business workshops, promotional stands in shopping malls to acquire new merchants.

The Company will focus its sales and marketing efforts in the following areas:

-	KPAY: on payment gateway, electronic wallet and payment with QR Code.
-	KMALL: on e-commerce marketplace especially on B2B and C2C.
-	KGAMES: on game portal promoting local game developer.

Proprietary Technology, Domain Name and Licenses

We will endeavor to protect our propriety technology, domain name, customer base and trade secrets to the extent reasonably and commercially practicable because such protection may be considered as critical to our success. To that end, we will rely principally on the laws in Indonesia and, to a lesser extent on available international protection, if any.

We plan to register our domain name both domestically and internationally, but have not yet done so, nor can there be any assurance that we will be able to do so or that such registration will be adequate. As we expand our markets, we may seek to further protect our proprietary rights, to the extent that they may exist, a process that can be both expensive and time consuming and may not be successful. If we are unable to register or protect our domain name, we could be adversely affected in any jurisdiction in which our trademarks and/or domain names are not registered or protected.

From time to time, third parties may claim that we have infringed their intellectual property rights. The listing or sale by our users of items that allegedly infringe the intellectual property rights of rights owners, including pirated or counterfeit items, may harm its business.

Sources and availability of required equipment and bandwidth

The Company’s wholly-owned subsidiary, PT Kinerja Indonesia, provides all necessary R&D, technical support, servers, procurement/logistic and IT operational services, equipment bandwidth and other technology support.

Dependence on one or a few major customers

Our e-commerce portal is primarily used by individual customers. The Company is not depended on any major customer.

Research and Development

PT Kinerja Indonesia began developing a proprietary Beta version utilizing software programmers in Indonesia. Our research and development resulted in our launching of the beta version of our KinerjaPay website, in addition to an android-based mobile version. We continue to improve the functionality of our KinerjaPay website and expect to incur costs related to expanding our servers’ capacity, network infrastructure, data center, and other security products.

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Competition

We face intense competition in our business from numerous venues. We will need to continue to invest significant resources in technology and marketing to compete effectively. These expansions will require substantial expenditures, which may reduce our margins and may have a material adverse effect on our business, financial position, operating results and cash flows and reduce the market price of our common stock. Some competitors may have other alternative revenue sources and may therefore be able to allocate more resources to marketing, adopt more competitive fees and devote more resources to website, mobile platforms and applications and systems development than we can. Our competitors may be able to innovate faster and more efficiently, and new technologies may increase the competitive pressures if competitors offer more efficient or lower-cost services.

We believe that we have a better understanding of the local culture and commerce in Indonesia than foreign competitors. We also believe that one of our unique competitive advantage is to better be able to operate under local regulatory authorities.

Customers can use competing online, mobile and offline channels including but not limited to, retailers, catalog and classifieds. Online shopping comparison websites (e. g. Shopping.com, Rakuten, Nextag.com, Pricegrabber.com, Shopzilla,) allow consumers to search the Internet for specified products. We plan to use search engines and paid search advertising to help potential customers find our website, but those sites may also send users to other shopping destinations.

We mainly compete on the basis of price, product selection and services. In addition, we face the following principal competitive factors:

●	ability to attract, retain and engage buyers and sellers;
●	volume of transactions and price and selection of goods;
●	trust in our electronic payment service;
●	customer service;
●	website, Mobile App and application ease-of-use and accessibility;
●	reliability and security of our technology and system;
●	reliability of payment; and
●	level of service fees.

The e-commerce market in Indonesia has become very active only during the past several years with a few major companies that were funded by big institutional investors. To a lesser extent, there are local and a few regional companies that have entered the e-commerce market. The products being offered in the marketplace have typically been physical items across few different categories such as electronics and gadgetry, fashion items and household goods. These e-commerce entities typically are charging transaction fees of from 2% to 5% per transaction.

There has been a recent surge in competitors that focus on specific items or industries such as travel, fashion or consumable goods. At present, there are relatively few competitors operating in the market segments we operate, especially in mobile phone prepaid top up vouchers, a segment in which we may be one of the first and hope to be able to maintain our market dominate. We believe our fee structure to be very competitive.

We also face intense competition for our electronic payment solution service from alternative payment gateways and comparable payment solution services that are provided by banks or telecommunication companies. These are typically stand-alone providers and depend on other marketplace platform to generate their payment or transaction service. We believe to differentiate ourselves by offering online transaction services with e-wallet features and our own Marketplace.

We may be unable to compete successfully against current and future competitors. Some current and potential competitors have longer operating histories, larger customer bases and greater brand recognition in other business and Internet sectors than we do.

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Government Regulation

There are currently few laws or regulations in Indonesia that are specifically related to the sale of goods and services on the Internet. We currently are subject to Indonesian regulations in our role as a money transfer agent and are therefore subject to Indonesian electronic fund transfer and money laundering regulations. We received the requisite GeoTrust Certificate in March 2014 in which entire user transactions have been protected by 256-bit encryption. This is understood to provide a safe platform for online transaction. We believe to be in compliance with all existing Indonesian governmental regulations applicable to e-commerce operator that facilitate online transactions between sellers and buyers.

Any application of existing laws and regulations related to banking, currency exchange, online gaming, electronic contracting, consumer protection and privacy is at present unclear. Our potential liability in case our customers are in violation of any applicable laws on pricing, taxation, impermissible content, intellectual property infringement, unfair or deceptive practices or quality of services is also unclear. In addition, we may become subject to new laws and regulations directly applicable to the Internet or our specific e-commerce activities. Any existing or potential new legislation applicable to specific e-commerce activities could expose us to substantial liability, including significant expenses necessary to comply with these laws and regulations, and reduce and/or limit the use of the Internet on which we depend.

An increase in the taxation of e-commerce transactions may make the Internet less attractive for consumers and businesses, which could have a material adverse effect on our business, results of operations and financial condition.

To date, we have not incurred any expenses related to us being in compliance with any governmental laws in Indonesia pertaining to the use of our e-commerce portal as a payment option for online shopping and other transactions.

Employees

Mr. Edwin Witarsa Ng, CEO and Chairman and Windy Johan, our CFO, constitute our management team, together with Mr. Deddy Oktomeo, CEO of our wholly-owned Indonesian subsidiary. They are not obligated to contribute any specific number of hours per week to our operations and intent to devote only as much time as they deem necessary to the Company’s affairs until such time that we generate significant revenues. We have not entered into employment agreements with Messrs. Ng, Johan or Oktomeo.

PT Kinerja Indonesia provides all necessary R&D, technical support, procurement/logistic and IT operational services and other technology support needed to operate our Portal. In addition, PT KinerjaPay, our Indonesian subsidiary, is expected to hire more employees, principally dedicated to our sales, marketing and billing and collection activities. The Company believes, based upon the availability of highly-skilled technical and sales people in Indonesia, that it will encounter no difficulties to hire and retain the personnel required to fulfill these positions.

Our employees and the employees of our subsidiaries are not subject to any collective bargaining agreement.

Transfer Agent

Our stock transfer agent is Transfer Online, Inc., with offices located at 512 SE Salmon Street, Portland, OR 97214. Their telephone number is (503) 227 2950, their fax number is (503) 227 6874, and their website is:www.transferonline.com.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Title
Edwin Witarsa Ng	37	CEO and Chairman
Windy Johan	42	CFO
DeddyOktomeo	48	CEO of P.T. Kinerja Pay Indonesia

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Edwin Witarsa Ng, 37, was appointed to the Board of Directors, with the position of Chairman, on November 15, 2015. In 2007, Mr. Ng founded PT Kinerja, an Information Technology company organized under the laws of Indonesia with offices located in Medan, Indonesia and operations throughout Indonesia. PT Kinerja operates through the following units, among others: (i) Kinerja Hosting, which is engaged in the business of providing data hosting to Companies and/or individuals, as well as website domains and VPS services; (ii) Kinerja Net, which is engaged in the business of Internet Service Provider by providing internet connectivity to corporate offices, households, and internet cafes; and (iii) Kinerja Technology, which is engaged in the business of Application Development, mobile app development, website development, and Software implementation such as ERP and CRM Software. PT Kinerja also partnered with IBM to build the first Tier 2+ Data Center in Medan City (KDC Medan). In February 2015, Mr. Ng started the business of KinerjaPay, an e-commerce payment gateway with marketplace platform. Since 2007, Mr. Ng serves as CEO and president of PT. Stareast Sejahtera Group, a Real Estate Development company with operations in Medan, Pekanbaru, and Bintan Island, Indonesia. Since 2007, the company has built and opened hotels and apartment complexes and conducted extensive development operations in Indonesia. In 2012, Mr. Ng established PT. GrahaPecatu Sejahtera, a Real Estate Development company for which he has served as CEO & President and built a four-star rated Condotel in BALI. Mr. Ng has other business interests engaged in asset management, tire distribution, marketing consultancy and hospitality.

Mr. Ng intends to devote 20% of his professional time to the business affairs of the Registrant.

Mr. Ng received his undergraduate degree from the University of Southern California (USC) School of Engineering, Los Angeles, CA in 2002 with a major in Management Information Systems and a Minor in SAP Implementation Systems and his post-graduate degree from the University of Toronto in 2004 with a major in Information Science.

The Board of Directors has concluded that Mr. Ng should serve as Director because of his extensive and diverse experience working with development teams and managing development efforts, which experiences he gained while working at and managing the above-referenced entities.

Windy Johan, 42, was appointed to serve as its new Chief Financial Officer on December7, 2017. Mr. Johan, has degrees as an Accountant from Gadjah Mada University, Indonesia and an MBA degree from University of Gloucestershire, United Kingdom. He is also a registered Chartered Accountant in IAI, Indonesian Institute of Accountants. From April 2014 through November 2017, Mr. Johan served as a Finance and Accounting Manager of Ancora Group, a corporate group investing in various industries including mining and mining services, hospitality, etc. In 2013, Mr. Johan served as Financial Controller of PT. LokaWisataAsri, a resort and hotel company owning and operating resorts in Bali, Kota Bunga (Bogor) and Anyer.

DeddyOktomeo, 48, was appointed as the new Chief Executive Officer of PT. Kinerja Pay Indonesia in July 2017. He has extensive an 17 years of experience as an entrepreneur in Hospitality Industry System Solution and 6 Years experience in Corporate and ERP solution with responsibilities in Product Design and Development, Project Management, Business Development and Company Setup, Operation and Support, Sales and Marketing and Finance for industry Hospitality Industry (F&B and Hotel), Retail, Distribution and Manufacturing, Tour & Travel and Property and Assets Management. From 2001 – 2004, Mr. Deddy Oktomeo served as Chief Technical Officer at Azec Indonesia Management Services, with duties developed Enterprise Resources Planning System for major shipping, pharmaceutical and telco companies. Starting from 2004 to 2017, Mr. Deddy Oktomeo served as Chief Executive Officer with objectives to bring company as major system solution provider in Hospitality Industry with worldwide products and local owned products as one stop solution. Previously, from 1998 to 2001, Mr. Deddy Oktomeo served as Consultant Director at Baan Bisnis Sistem Indonesia, a Baan Enterprise Resources Planning System Solution that operate worldwide.

Mr. Deddy Oktomeo received his Bachelor’s Degree in Computer Science from STMIK Nina Nusantara, Jakarta, Indonesia in 1993.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders. Our executive officer serves at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual or other meeting of the Board of Directors and is qualified.

We do not compensate our directors. We do not have any standing committees at this time.

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Our director, officers or affiliates have not, within the past ten years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Section 16(a) Compliance. Section 16(a) of the Securities and Exchange Act of 1934 requires that directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that our CEO has filed reports as required under Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its officers and directors have not filed all reports as required under Section 16(a).

NASDAQ Rule 4200. The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Director Independence. In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. We therefore believe that our director Edwin Witarsa Ng is not an independent director.

Directors’ Term of Office. Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee. We do not have any of the above-mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

Potential Conflicts of Interest. Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight. The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings. We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

For the three fiscal years ended December 31, 2017, 2016 and 2015, we did not pay any compensation to our current or former executive officers, nor did any other person receive a total annual salary and bonus exceeding $100,000.

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All of our current officers have agreed to defer their compensation until such time as we are cash flow positive; therefore, none of our officers have received any compensation as of the date of this Annual Report. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees.

Compensation of Directors

We do not compensate our director.

Outstanding Equity Awards

None of our Directors or executive officers holds stock that has not vested or equity incentive plan awards.

Option Grants

There were no individual grants of stock options to purchase our Common Stock made to our executive officers

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during the year ending December 31, 2017 and 2016 by the executive officers.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Certain Relationships and Related Party Transactions and Director Independence

None.

Indebtedness of Management

As of December 31, 2017, we had $52,673 in accounts payable due to our CEO consisting of a $50,000 loan and $2,673 in expenses paid on behalf of the Company by our CEO. The balance is due on demand and accrues interest at 8% per annum. As of December 31, 2017, $2,586 in accrued interest was due and was expensed during the twelve-months ended December 31, 2017.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the number of shares of Common Stock of our Company as of November 2, 2018 that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. As of November 2, 2018, the Company had 18,452,530 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned (1)

Edwin Witarsa Ng, CEO and Chairman (1)	11,077,457	(2)	62.06%
Jl. Multatuli, No.8A
Medan, 20151, Indonesia

Windy Johan, CFO	0		0.00%
Jl. Multatuli, No.8A
Medan, 20151, Indonesia

Deddy Oktomeo, Chief Executive Officer of PT. Kinerja Pay Indonesia	0		0.00%
Jl. Multatuli, No.8A
Medan, 20151, Indonesia

Total Officers (3 people)	11,077,457		62.06%

(1) Applicable percentage ownership is based on 18,542,530 shares of Common Stock outstanding as of November 2, 2018. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of November 2, 2018 are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Mr. Ng, the Company’s CEO and Chairman, is the sole beneficial owner of all issued and outstanding Series B Preferred Shares. The holder of Series B Preferred Stock shall vote together as a single class with the holders of the Corporation’s Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock. Mr. Ng. is entitled to 9,410,790 or fifty-one percent (51%) of the total votes on all such matters. See also description of the Series B Preferred Stock under caption Capital Stock below.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions During the Last Two Fiscal Years

On February 19, 2016, we issued 1,333,333 shares of our common stock to Mr. Ng, our CEO, sole director and control person. Mr. Ng is the sole officer and directors and control person of PT Kinerja, the other party to this agreement, as payment for services as part of a service agreement resulting from the license agreement. The shares were valued at the closing price as of the date of the agreement ($0.9001) and resulted in full recognition of $1,200,133 in consulting services expense.

The services provided and to be provided under this service agreement are as follows:

(a) The Service Company shall provide the Company and the Subsidiary with the following services during a term of three (3) years from the date first set forth above (the “Services”), for which the Subsidiary shall pay the Service Company.

(i) General Business Services: which shall include personnel, office facilities and equipment, utilities, and related overhead and operational expenses and shall be provided under the direction and control of a designated project manager; and

(ii) Technical Services: which shall include, but not be limited to, Web Hosting, Web Maintenance, Web Updates and System Upgrades, from time-to-time, which Technical Services will be fulfilled by a minimum of five (5) experienced computer engineers / programmers, one (1) algorithm specialist and two (2) trained technical engineers who shall maintain the servers provided by the Service Company and support the Subsidiary’s full time operations. In addition, the Service Company, in support of the Technical Services, shall guarantee ninety-nine point nine-nine (99.99%) percent uptime of the Company’s domains and applications, and provide all requisite support for the traffic to the Company’s domains with unlimited bandwidth and scalable uplink whenever the traffic to the domains increases, from time-to-time; and

(iii) R&D Services: which shall include, but not be limited to, the development of new features, products, or services related to the KinerjaPay IP and KinerjaPay.com. In connection with the R&D Services, the Parties acknowledge that all new KinerjaPay IP that is developed or for which enhancements are created for KinerjaPay IP already in existence at the date of this Agreement (“Additional IP”) shall belong exclusively to the Company and its Subsidiary. The Parties further agree that in each instance, they will, in “good faith,” negotiate and execute separate, supplemental addendums to this Agreement to address the Services to be provided by the Service Company with respect to the Additional IP.

(b) The Subsidiary shall responsible for the following:

(i) Sales and Marketing: PT. KinerjaPay Indonesia shall cover and be directly responsible for all sales and marketing activities and expenses associated with the commercial exploitation of the License for the KinerjaPay IP; and

(ii) Billing and Collections: PT. KinerjaPay Indonesia shall be responsible for all billing and collections and book all revenues generated by and from commercial exploitation of the License; and

(iii) Advertising and Sales Reps: PT. KinerjaPay Indonesia shall at all times maintain a staff of at least three (3) sales reps;

(iv) Office and Administration: PT. KinerjaPay Indonesia shall retain at least one (1) person to provide office/administrative/accounting services to fulfill the duty of Subsidiary in Section 1B(ii) above.

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In consideration for the Services to be provided, the Company shall pay or compensate the Service Company as follows:

(i) The Company shall issue to the Service Company 1,333,333 restricted. The restricted shares shall not be deemed fully-paid and non-assessable until eighteen (18) months from the date first set forth above; and

(ii) The Subsidiary, on a quarterly basis, shall pay the Service Company for the services, facilities and personnel provided by the Service Company be at the rate set forth in Appendix A attached hereto; and

(iii) The Subsidiary, on a quarterly basis, shall pay the Service Company royalties equal to one (1%) percent of the net revenues generated from the commercial exploitation of the License; and

(iv) The Service Company shall be paid a one-time set-up fee of $55,000 within three (3) business days of the execution of this Agreement.

Indebtedness of Management

As of December 31, 2017, we had $52,673 in accounts payable due to our CEO consisting of a $50,000 loan and $2,673 in expenses paid on behalf of the Company by our CEO. The balance is due on demand and accrues interest at 8% per annum. As of December 31, 2017, $2,586 in accrued interest was due and was expensed during the twelve-months ended December 31, 2017.

No other officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us in the years 2017 and 2016.

DESCRIPTION OF OUR CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect upon the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended certificate of incorporation, Certificate of Designations of the 11% Series C Cumulative Redeemable Perpetual Preferred Stock) or Series C Preferred Stock), and amended and restated bylaws, copies of which have been incorporated by reference or filed as exhibits to the registration statement of which this prospectus is a part.

General

We are authorized to issue an aggregate number of 510,000,000 shares of capital stock, $0.0001 par value per share, consisting of 10,000,000 shares of Preferred Stock and 500,000,000 shares of Common Stock.

Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.0001 par value per share. As of November 2, 2018, we had 18,452,530 shares of Common Stock outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Transfer Agent and Registrar

The transfer agent of our Common Stock is Transfer Online, 512 SE Salmon Street, Portland, OR 97214-3444, Phone: (503) 227-2950.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Convertible Preferred Stock

On January 2, 2018, the Company issued 400,000 Series A Convertible Preferred Stock to an institutional investor for a cash consideration of $500,000. The Series A Convertible Preferred Stock is convertible at any time into 400,000 shares of the Company’s common stock at a conversion price of $1.25 per Share. As of November 2, 2018, all Series A Convertible Preferred Shares are issued and outstanding.

Series B Preferred Stock

On September 30, 2018, the Company’s board of directors authorized the designation of a series B preferred stock consisting of five hundred thousand (500,000) shares with a par value of $0.0001 per share (the “Series B Preferred Stock”).

The Series B Preferred Stock shall rank senior to the Corporation’s common stock, par value $0.0001 (the “Common Stock”) but junior to any other class or series of the Corporation’s preferred stock hereafter created.

Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law, the holder of the Series B Preferred Stock shall have full voting rights and powers on all matters subject to a vote by the holders of the Corporation’s Common Stock and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock having the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. For so long as Series B Preferred Stock is issued and outstanding, the holders of Series B Preferred Stock shall vote together as a single class with the holders of the Corporation’s Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holders of Series B Preferred Stock being entitled to fifty-one percent (51%) of the total votes on all such matters regardless of the actual number of shares of Series B Preferred Stock then outstanding, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Unless otherwise declared from time to time by the Board of Directors, out of funds legally available thereof, the holders of shares of the outstanding shares of Series B Preferred Stock shall not be entitled to receive dividends.

As of November 2, 2018, all 500,000 authorized Series B Preferred Shares are issued and outstanding and owned by the Company’s CEO and Chairman.

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Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

DESCRIPTION OF THE 11% SERIES C CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

The description of certain terms of the 11% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”) in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designations establishing the terms of our Series C Preferred Stock.

General

Pursuant to our amended and restated certificate of incorporation, we are currently authorized to designate and issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders. As of November 2, 2018, we had 400,000 Series A Convertible Preferred Stock issued and outstanding.

In connection with this offering, our board of directors will designate 2,000,000 shares of our authorized preferred stock as 11% Series C Preferred Stock, having the rights and privileges described in this prospectus, by adopting and filing the certificate of designations with the State of Delaware. Assuming all of the shares of Series C Preferred Stock offered hereunder are issued, we will have available for issuance 1,800,000 authorized but unissued shares of Series C Preferred Stock. Our board of directors may, without the approval of holders of the Series C Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series C Preferred Stock or designate additional shares of the Series C Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series C Preferred Stock will require approval of the holders of Series C Preferred Stock, as described below in “Voting Rights.”

The transfer agent of our Series C Preferred Stock is Transfer Online, 512 SE Salmon Street, Portland, OR 97214-3444, Phone: (503) 227-2950.

Quotation

Our Series C Preferred Stock is expected to become subject to quotation on the OTCBQ Market under the symbol “KPAYP.”

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No Maturity, Sinking Fund or Mandatory Redemption

The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series C Preferred Stock.

Ranking

The Series C Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

(4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Dividends

Holders of shares of the Series C Preferred Stock are entitled to receive cumulative cash dividends at the rate of 11% of the $25.00 per share liquidation preference per annum (equivalent to $2.75 per annum per share). Dividends on the Series C Preferred Stock shall be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series C Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series C Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls. As a result, holders of shares of Series C Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series C Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors — We may not be able to pay dividends on the Series C Preferred Stock” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series C Preferred Stock.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears, and holders of the Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

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Future distributions on our common stock and preferred stock, including the Series C Preferred Stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series C Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series C Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock orpreferred stock that we may issue ranking junior to or on a parity with the Series C Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

We will place proceeds equal to 18 months of dividends ($1.65 million based on an offering of $5 million of Series C Preferred) into a separate bank account to be used to pay Series C Preferred Stock dividends.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series C Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series C Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series C Preferred Stock in the distribution of assets, then the holders of the Series C Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

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Holders of Series C Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series C Preferred Stock is not redeemable by us prior to ______, 2021, a date 36 months from the date of issuance, except as described below under “— Special Optional Redemption.”

Optional Redemption. On and after ________, 2021, a date 36 months from the date of issuance, we may, at our option, upon not less than 30 nor more than 60 days’ written notice (the “Redemption Notice”), redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Edwin W. Ng, the chairman of our board of directors and our principal shareholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Ng or any member of his immediate family, any beneficiary of the estate of Mr. Ng, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

Redemption Procedures. In the event we elect to redeem Series C Preferred Stock, the notice of redemption will be mailed to each holder of record of Series C Preferred Stock called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

● the redemption date;

● the number of shares of Series C Preferred Stock to be redeemed;

● the redemption price;

● the place or places where certificates (if any) for the Series C Preferred Stock are to be surrendered for payment of the redemption price;

● that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

● whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “— Special Optional Redemption”; and

● if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

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If less than all of the Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series C Preferred Stock to be redeemed shall surrender the Series C Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series C Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series C Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series C Preferred Stock, those shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series C Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series C Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series C Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.

Subject to applicable law, we may purchase shares of Series C Preferred Stock in the open market, by tender or by private agreement. Any shares of Series C Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series C Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series C Preferred Stock are entitled to vote, each share of Series C Preferred Stock will be entitled to one vote. In instances described below where holders of Series C Preferred Stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series C Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

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Whenever dividends on any shares of Series C Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series C Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series C Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series C Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series C Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series C Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series C Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series C Preferred Stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series C Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of such directors) under these voting rights exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series C Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series C Preferred Stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series C Preferred Stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series C Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series C Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series C Preferred Stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series C Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series C Preferred Stock of any right, preference, privilege or voting power of the Series C Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series C Preferred Stock, or the creation or issuance of any additional Series C Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series C Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

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The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series C Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

No Conversion Rights

The Series C Preferred Stock is not convertible into our common stock or any of our other securities.

No Preemptive Rights

No holders of the Series C Preferred Stock will, as holders of Series C Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our amended and restated certificate of incorporation and bylaws may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the board of directors. See “Risk Factors — Provisions of Delaware law, of our amended and restated charter and amended and restated bylaws may make a takeover more difficult, which could cause our stock price to decline.”

Book-Entry Procedures

DTC acts as securities depository for our outstanding common stock and will also act as securities depository for the Series C Preferred Stock offered hereunder. With respect to the Series C Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series C Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series C Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series C Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series C Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Stock.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series C Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

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Any redemption notices with respect to the Series C Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series C Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series C Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series C Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series C Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series C Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

Global Clearance and Settlement Procedures

Initial settlement for the Series C Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Series C Preferred Stock offered by this prospectus. This discussion only applies to purchasers who purchase and hold the Series C Preferred Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series C Preferred Stock in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series C Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series C Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series C Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

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If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series C Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series C Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series C Preferred Stock.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes the material U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series C Preferred Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of Series C Preferred Stock and you are for U.S. federal income tax purposes;

- an individual citizen or resident of the United States;

-a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

- an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

- a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If distributions are made with respect to the Series C Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series C Preferred Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Series C Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations — U.S. Holders: Disposition of Series C Preferred Stock, Including Redemptions.”

Under current law, dividends received by individual holders of the Series C Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual shareholders with respect to Series C Preferred Stock that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the Series C Preferred Stock becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, Series C Preferred Stock that is held for 90 days or less during the 181 day period beginning on the date which is 90 days before the date on which the Series C Preferred Stock becomes ex-dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

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Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate shareholders of the Series C Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the Series C Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the Series C Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the Series C Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series C Preferred Stock.

Constructive Distributions on Series C Preferred Stock. A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series C Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Material U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series C Preferred Stock is uncertain.

We have the right to call the Series C Preferred Stock for redemption on or after _________, 2021 (the “call option”), and have the option to redeem the Series C Preferred Stock upon any Change of Control (the “contingent call option”). The stated redemption price of the Series C Preferred Stock upon any redemption pursuant to our call option or contingent call option is equal to the liquidation preference of the Series C Preferred Stock (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.

If the redemption price of the Series C Preferred Stock exceeds the issue price of the Series C Preferred Stock upon any redemption pursuant to our call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series C Preferred Stock. The redemption price for the Series C Preferred Stock should be the liquidation preference of the Series C Preferred Stock. Assuming that the issue price of the Series C Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series C Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series C Preferred Stock is sold.

A redemption premium for the Series C Preferred Stock should not result in constructive distributions to U.S. holders of the Series C Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series C Preferred Stock should be considered de-minimis if such premium is less than.0025 of the Series C Preferred Stock’s liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the Series C Preferred Stock is unclear, the remainder of this discussion assumes that the Series C Preferred Stock is issued with a redemption premium greater than a de-minimis amount.

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The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series C Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

Disposition of Series C Preferred Stock, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series C Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series C Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series C Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

A redemption of shares of the Series C Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series C Preferred Stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series C Preferred Stock redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series C Preferred Stock, which will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General.” A payment made in redemption of Series C Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series C Preferred Stock, unless the redemption:

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;
●	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;
●	results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or
●	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series C Preferred Stock and the common stock that the U.S. Holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General” apply.

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Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series C Preferred Stock generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Series C Preferred Stock-Voting Rights.” For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the Series C Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series C Preferred Stock will be treated as a dividend or a payment in exchange for the Series C Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General” apply. Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series C Preferred Stock is treated as a distribution with respect to such holder’s Series C Preferred Stock, but not as a dividend, such amount will be allocated to all shares of the Series C Preferred Stock held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series C Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series C Preferred Stock held exceeds the aggregate amount of such distribution.

The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series C Preferred Stock to the holder’s remaining, unredeemed Series C Preferred stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Series C Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Series C Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series C Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Series C Preferred Stock and certain payments of proceeds on the sale or other disposition of the Series C Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

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Non-U.S. Holders

Subject to the qualifications set forth above under the caption “Material U.S. Federal Income Tax Considerations,” the following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Series C Preferred Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the Series C Preferred Stock and you are not a “U.S. holder.”

Distributions on the Series C Preferred Stock. If distributions are made with respect to the Series C Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series C Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series C Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Series C Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 10% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 10% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Series C Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of the Series C Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the Series C Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series C Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the Series C Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

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Disposition of Series C Preferred Stock, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of the Series C Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States); the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five year period ending on the date of disposition more than 5% of the Series C Preferred Stock. This assumes that the Series C Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code. A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series C Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series C Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series C Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and Non-corporate taxpayers. If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series C Preferred Stock, a redemption of shares of the Series C Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series C Preferred Stock exceeds one year, equal to the difference between the amount of cash received andfair market value of property received and the Non-U.S. holder’s adjusted tax basis in the Series C Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series C Preferred Stock, which generally will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Distributions on the Series C Preferred Stock.” A payment made in redemption of the Series C Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series C Preferred Stock, in the same circumstances discussed above under “Material U.S. Federal Income Tax Considerations — U.S. Holders: Disposition of Series C Preferred Stock, Including Redemptions.” Each Non-U.S. holder of the Series C Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series C Preferred Stock will be treated as a dividend or as payment in exchange for the Series C Preferred Stock.

Information reporting and backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty. A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series C Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on Series C Preferred Stock paid on or after July 1, 2014 and the gross proceeds of a sale or other disposition of Series C Preferred Stock paid on or after January 1, 2017 to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of Series C Preferred Stock.

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Plan of Distribution

Pursuant to a placement agent agreement we engaged ___________________ to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agent agreement. Further, the placement agent does not guarantee that he will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about _______, 2018.

We have agreed to pay the placement agent a total cash fee equal to 10% of the gross proceeds of this offering. This fee will be distributed among the placement agent and any selected-dealers that the placement agent has retained to act on its behalf in connection with this offering. We will also pay the placement agent a non-accountable expense allowance in the amount of $____ and reimburse the placement agent’s legal fees and expenses in the amount of up to $______.

The following table shows per-share and total cash placement agent fees we will pay to the placement agent in connection with the sale of the shares of Series C Preferred Stock pursuant to this prospectus assuming the purchase of all of the shares offered hereby, as well as the fees if the number of shares sold was 33% or 67% of the maximum offered:

	33% of Maximum	67% of Maximum	Maximum
Per-share placement agent fee	$2.50	$2.50	$2.50
Total placement agent fee	$247,500	$502,500	$750,000

Subject to the completion of this offering, we have also agreed to give the placement agent a twelve-month tail fee equal to the compensation which would have been received in this offering if any investor who was introduced to us by the placement agent provides us with further capital during such twelve-month period following the expiration or termination of our engagement.

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Series C Preferred Stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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From time to time, the placement agent may provide us in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which he has received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

LEGAL MATTERS

No counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Series C Preferred Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the Series C Preferred Stock being offered hereby and other certain legal matters will be passed upon for us by Lawrence R. Lonergan, Esq.

EXPERTS

No expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Series C Preferred Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements for the years ended December 31, 2017 and 2016 included in this Prospectus and the Registration Statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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KinerjaPay Corp.
300,000 Shares of 11% Series C Cumulative Redeemable Perpetual Preferred Stock
$25.00 Per Share
Liquidation Preference $25.00 Per Share

PROSPECTUS

Placement Agent

_________________________________

___________, 2018

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the Series C Preferred Stock being registered.

Securities and Exchange Commission registration fee	$114.53
OTCQB listing fees
Transfer agent and registrar fees and expenses
Accounting fees and expenses	$2,250.00
Legal fees and expense
Miscellaneous	$30,000.00
Total	$32,364.53

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above.

Item 14. Indemnification of Directors and Officers.

On completion of this offering, the Registrant’s amended and restated certificate of incorporation will contain provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated certificate of incorporation and bylaws will provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification by the underwriters of the Registrant and its executive officers and directors, and by the Registrant of the underwriters, for certain liabilities, including liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 17 herein.

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Item 15. Recent Sales of Unregistered Securities.

During the last three fiscal years, the Registrant issued and/or sold the following restricted securities.

Restricted Securities Issued in 2015:

In November 2015, the Registrant issued restricted shares upon the conversion of convertible notes to the accredited investors set forth below.

Name	Date of Conversion	Conversion Rate	Common Stock Issued
Amir Uziel	11/05/2015	$0.01	2,947,389
Dana Beresovski	11/05/2015	$0.01	4,221,499
LaviKrasney	11/05/2015	$0.01	1,714,210
Common Market Development Ltd. (2)	11/05/2015	$0.01	618,873
GaliaZadenberg	11/05/2015	$0.01	1,206,466
IMWT Holdings Ltd. (5)	11/05/2015	$0.01	1,162,082
Asher Mediouni	11/05/2015	$0.01	1,095,014
Zikri Zusa	11/05/2015	$0.01	1,086,795
Tena Holdings GmbH (6)	11/05/2015	$0.01	308,088

The Registrant issued the original fourteen convertible notes totaling the principal amount of $122,000 and accrued interest of $21,609 between July 2013 and October 2015 for a total of $143,604. The notes were converted at a price of $0.01 per share. Each of the individuals listed in the table represented to the Registrant their status as “accredited investors.”

On the dates set forth in the table below, the Registrant issued and sold restricted securities to the individuals and entities in the table below in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and in reliance upon Regulation S or, in the instance of one individual, Regulation D, promulgated by the United States Securities and Exchange Commission under the Act. The shares of the Registrant’s common stock, par value $0.0001 (the “Shares”) issued pursuant to the Subscription Agreements were pursuant to a Unit Offering, each consisting of one Share and one Class A Warrant exercisable to purchase one additional Share at $1.00 for a period of 24 months.

Name of Issue	Date of Transaction	Number of Shares	Consideration/Valued	Bases for Issuance
PT Kinerja Indonesia	03/21/2016	1,333,333	(1)	Services
PT Stareast Asset Management	12/29/2015	500,000	$0.50 per unit	Subscription Agreement
PT Stareast Asset Management	01/11/2016	140,000	$0.50 per unit	Subscription Agreement
Firman Eddy Limas	01/11/2016	140,000	$0.50 per unit	Subscription Agreement
Christopher Danil	01/20/2016	20,000	$0.50 per unit	Subscription Agreement
Eric Wibowo	01/19/2016	40,000	$0.50 per unit	Subscription Agreement
Henful Pang	01/19/2016	40,000	$0.50 per unit	Subscription Agreement
HendroTjahjono	12/31/2015	20,000	$0.50 per unit	Subscription Agreement
Jusuf Budianto	01/13/2016	20,000	$0.50 per unit	Subscription Agreement
Lau Kin Harn	01/13/2016	20,000	$0.50 per unit	Subscription Agreement
Stephanus Titus Widjaja	01/19/2016	20,000	$0.50 per unit	Subscription Agreement
Stephen Kurniadi	12/31/2015	20,000	$0.50 per unit	Subscription Agreement
Andy Litansen	01/19/2016	30,000	$0.50 per unit	Subscription Agreement
Djoahan Farida	02/02/2016	150,000	$0.50 per unit	Subscription Agreement
Silvia Silvia	02/02/2016	50,000	$0.50 per unit	Subscription Agreement
Alfred Herman Goenawan	02/26/2016	200,000	$0.50 per unit	Subscription Agreement
Jeffrey Nah Kim Boon	03/21/2016	20,000	$0.50 per unit	Subscription Agreement
Daniel Yohansha	03/01/2016	20,000	$0.50 per unit	Subscription Agreement
Syahid Liga Lie	05/19/2016	200,000	$0.50 per unit	Subscription Agreement
Peter Paschal Korompis	05/05/2016	100,000	$0.50 per unit	Subscription Agreement
Nicholas AugustinusBudiman	05/19/2016	20,000	$0.50 per unit	Subscription Agreement
Jusuf Chandra	05/19/2016	20,000	$0.50 per unit	Subscription Agreement
Iskandar Tanuseputra	05/19/2016	20,000	$0.50 per unit	Subscription Agreement
Shalom Amsalem	06/15/2016	300,000	$0.77 per share	Services valued at $231,000

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(1) The 1,333,333 Shares issued to PT Kinerja Indonesia pursuant to a Services Agreement dated February 19, 2016, a copy of which is filed as exhibit 10.7 to the Company’s Form 8-K on March 23, 2016.

Restricted Securities Issued in 2016:

On March 31, 2016, we converted $24,753 of debt and issued 30,000 shares of Common Stock to a person for securities compliance services previously provided.

On February 19, 2016, we issued 1,333,333 shares of Common Stock to Mr. Ng, our CEO and Chairman, as payment for services as part of a service agreement resulting from the license agreement. The shares were valued at $0.9001, the closing price as of the date of the agreement.

On June 15, 2016, we issued 400,000 shares of our common stock to two unrelated parties as payment for a service agreement. The shares were valued at $0.77, the closing price as of the date of the agreement.

Restricted Securities Issued in 2017:

During the three months ended March 31, 2017, the Company received $175,000 through a placement of 350,000 common stock units to PT Stareast Asset Management, an affiliated party, for the offering price of $0.50 per unit. Each unit consisted of one share of common stock and one warrant to purchase common stock. The 350,000 warrants are exercisable at $1.00 and expire two years from the date of issuance, and were valued to be $125,119 using the Black-Scholes model.

During the three months ended March 31, 2017, the Company issued 750,000 fully-vested shares of the Company’s common stock and issued 1,200,000 warrants (400,000 “A” warrants with exercise price of $1.00, 400,000 “B” warrants with exercise price of $2.00 and 400,000 “C” warrants with exercise price of $3.00) to consultants for services provided. These shares were valued at $675,000 using the closing price on the date of grant, and the warrants were valued at $347,165.

During 2017, the Company issued and sold restricted securities to the individuals and entities as depicted in the table below in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and in reliance upon Regulation S or, in the instance of one individual, Regulation D, promulgated by the United States Securities and Exchange Commission under the Act.

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Name of Issuee	Date of Transaction	Number of Shares	Consideration/Valued (2)	Bases for Issuance
HendroTjanjono	03/27/2017	100,000	$1.65 per share	Services valued at $165,000
Henful Pang	03/27/2017	200,000	$1.65 per share	Services valued at $330,000
PiterKorompis	03/27/2017	100,000	$1.65 per share	Services valued at $165,000
Ben Ad Goldwater	05/18/2017	50,000	$1.00 per share	Subscription Agreement
Yosef Cohan	05/18/2017	40,000	$1.00 per share	Subscription Agreement
Short Trade Ltd.	04/04/2017	374,000	$2.00 per share	Subscription Agreement
FirstFire Global, Ltd.	04/04/2017	100,000	$2.00 per share	Subscription Agreement
Jeff Smurlick	05/27/2017	50,000	$2.00 per share	Subscription Agreement
Henful Pang	04/04/2017	40,000	$2.00 per share	Subscription Agreement
Evan Shear	04/06/2017	60,000	$1.00 per share	Subscription Agreement
Asher Tward	04/04/2017	25,000	$1.00 per share	Subscription Agreement
David Lithwick	04/07/2017	65,000	$1.00 per share	Subscription Agreement
Mark St. Amour	04/04/2017	50,000	$1.00 per share	Subscription Agreement
Michael Kodsi	04/06/2017	100,000	$1.00 per share	Subscription Agreement
Bronson Picket	04/06/2017	30,000	$1.00 per share	Subscription Agreement
Feinstein Corp.	04/04/2017	25,000	$1.00 per share	Subscription Agreement
Lyons Capital Ltd.	04/05/2017	75,000	$2.93 per share	Services valued at $219,750
Asher Tward	05/23/2017	50,000	$1.79 per share	Conversion of $89,500 in debt
Evan Shear	05/23/2017	50,000	$1.79 per share	Conversion of $89,500 in debt
Jeff Smurlick	05/23/2017	50,000	$1.79 per share	Conversion of $89,500 in debt
Gil Cohan	05/23/2017	50,000	$1.79 per share	Conversion of $89,500 in debt
JFS Investments, Inc.	11/14/2017	450,000	$1.198 per share	Services valued at $539,100
Lyons Capital LLC	12/13/2017	75,000	$1.24 per share	Services valued at $93,000
Amir Uziel Economic Consultant Ltd.	12/26/2017	250,000	$2.00 per share	Services valued at $500,000
Compliance Services Corp.	12/26/2017	25,000	$2.00 per share	Services valued at $50,000

The Registrant issuance of the above restricted Shares was in reliance upon the exemption from registration pursuant to Section 4(2) and Regulation S promulgated by the SEC under the Act.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit	Description

3.1	Original Certificate of Incorporation of the Company, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
3.1(i)	Certificate of Amendment to the Certificate of Incorporation, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
3.1(ii)	Certificate of Amendment to the Certificate of Incorporation, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
3.2	Bylaws of the Company, incorporated by reference and filed with the Company’s Form 8-K on September 7, 2016.
3.3	Form of Common Stock Certificate of the Company, incorporated by reference and attached to the Registration Statement on Form S1, filed on February 8, 2012.
3.3	Form of Common Stock Certificate of the Company, incorporated by reference and attached to the Registration Statement on Form S1, filed on February 8, 2012.
5.1	Opinion of Lawrence R. Lonergan, Esq., filed herewith.
10.1	Patent Sale Agreement, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on January 3, 2012.
10.2	Assets Purchase Agreement between the Company and International Executive Consulting SPRL, incorporated by reference and filed with the Company’s Form 8-K on May 20, 2013.
10.3	Asset Purchase Rescission Agreement dated November 10, 2015, incorporated by reference and filed with the Company’s Form 8-K on November 17, 2015.

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10.4	Memorandum of Understanding dated November 15, 2015, incorporated by reference and filed with the Company’s Form 8-K on November 17, 2015.
10.5	License Agreement between the Registrant and PT Kinerja dated December 1, 2015, incorporated by reference and filed with the Company’s Form 8-K on December 2, 2015.
10.6	Amendment to License Agreement between the Registrant and PT Kinerja dated December 29, 2015, incorporated by reference and filed with the Company’s Form 8-K on January 4, 2016.
10.7	Service Agreement between the Registrant’s wholly-owned subsidiary PT Kinerja Pay Indonesia and PT Kinerja Indonesia, incorporated by reference and filed with the Company’s Form 8-K on March 23, 2016.
10.8	Reg S Subscription Agreement between the Company and P.T. Stareast Asset Management, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.9	Reg S Subscription Agreement between the Company and Ferman Eddy Limas, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.10	Reg S Subscription Agreement between the Company and Christopher Danil, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.11	Reg S Subscription Agreement between the Company and Eric Wibowo, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.12	Reg S Subscription Agreement between the Company and Henful Pang, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.13	Reg S Subscription Agreement between the Company and HendroTjahjono, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.14	Reg S Subscription Agreement between the Company and Jusuf Budianto, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.15	Reg S Subscription Agreement between the Company and Lan Kim Harn, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.16	Reg S Subscription Agreement between the Company and Stephanus Titus Widjaja, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.17	Reg S Subscription Agreement between the Company and Stephen Kurniadi, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.18	Reg S Subscription Agreement between the Company and Andy Litausen, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.19	Reg S Subscription Agreement between the Company and Djoahan Farida, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.20	Reg S Subscription Agreement between the Company and Silvia Silvia, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.21	Reg S Subscription Agreement between the Company and Alfred Herman Goenawan, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.22	Reg S Subscription Agreement between the Company and Jeffrey Nah Kim Boon, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.23	Reg S Subscription Agreement between the Company and Daniel Yohansha, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.24	Reg S Subscription Agreement between the Company and Syahid Liga Li, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.25	Reg S Subscription Agreement between the Company and Peter Paschal Korompis, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.26	Reg S Subscription Agreement between the Company and P.T Stareast Asset Management, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.27	Reg S Subscription Agreement between the Company and Nickolas AugustinusBudiman, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.28	Reg S Subscription Agreement between the Company and Iskandar Tanuseputra, incorporated by reference and attached to the Registration Statement on Form S1/A, filed on July 20, 2016.
10.29	Addendum to Service Agreement between the Registrant and PT. Kinerja Pay Indonesia, incorporated by reference and filed with the Company’s Form 8-K on September 7, 2016.
10.30	Cooperation and Service Agreement between the Registrant and PT. Kinerja Pay Indonesia, incorporated by reference and filed with the Company’s Form 8-K on September 26, 2016.
10.31	Cooperation and Service Agreement between the Registrant and PT. Indonesia EnamDua, incorporated by reference and filed with the Company’s Form 8-K on September 26, 2016.

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10.32	Investment Agreement between the Company and Tangiers Global LLC dated November 3, 2017, attached to the Registration Statement on Form S-1, filed on May 8, 2018.
10.33	Registration Rights Agreement between the Company and Tangiers Global LLC dated November 3, 2017, attached to the Registration Statement on Form S-1, filed on May 8, 2018.
10.34	10% Commitment Fee Convertible Note between the Company and Tangiers Global LLC, dated July 30, 2018, attached to the Registration Statement on Form S-1, filed on May 8, 2018.
10.35	10% Fixed Convertible Note between the Company and Tangiers Global LLC, dated November 9, 2017, attached to the Registration Statement on Form S-1, filed on May 8, 2018.
10.36	Certificate of Designation of Series A Convertible Preferred Stock, dated January 2, 2018, attached to the Registration Statement on Form S-1, filed on May 8, 2018.
10.37	Series A Convertible Preferred Stock Securities Purchase Agreement between the Company and Lawrence Partners LLC. dated January 8, 201, attached to the Registration Statement on Form S-1, filed on May 8, 2018.
10.38	Class N Warrant Agreement between the Company and Lawrence Partners LLC, dated January 8, 2018, attached to the Registration Statement on Form S-1, filed on May 8, 2018.
10.39	Advisory Agreement between the Company and Blockchain Industries, Inc. dated January, attached to the Registration Statement on Form S-1, filed on May 8, 2018.
10.40	Certificate of Designation of Series A Convertible Preferred Stock, dated January 2, 2018, attached to the Registration Statement on Form S-1, filed on May 8, 2018.
10.41	Certificate of Designation of Series B Preferred Stock, dated September 30, 2018, filed herewith.
10.42	Certificate of Designation of Series C Preferred Stock, dated October 5, 2018, filed herewith.
10.43	Form of Placement Agent Agreement, filed herewith
21	List of Subsidiaries, to be filed by amendment.
23	Consent of Independent Registered Public Accounting Firm, filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Medan, Indonesia, on November 2, 2018.

KINERJAPAY CORP.

By:	/s/ Edwin Witarsa Ng
Edwin Witarsa Ng
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edwin Witarsa Ng	Chairman of the Board	November 2, 2018
Edwin Witarsa Ng

/s/ Edwin Witarsa Ng	Chief Executive Officer (Principal Executive Officer)	November 2, 2018
Edwin Witarsa Ng

/s/ Windy Johan	Chief Financial Officer (Principal Financial and	November 2, 2018
Windy Johan	PrincipalAccounting Officer)

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